Exhibit 7.1





     ACQUISITION AND EXCHANGE AGREEMENT
     DATED MARCH 22, 1995
     BY AND AMONG
     BUYER
     AND SELLERS











Definitions                                               2
     1.1     "Acquisition"                             2
     1.2     "Acquisition Consideration"       2
     1.3     "Affiliate"       2
     1.4     "Aggregate Purchase Price"        2
     1.5     "Business Day"    2
     1.6     "Closing" and "Closing Date"      2
     1.7     "Closing Time"    2
     1.8     "Commission"      2
     1.9     "Confidential Information"        2
     1.10    "Connected Person"        2
     1.11    "Exchange Act"    2
     1.12    "Exchange Ratio"          2
     1.13    "Loan Stock"      2
     1.14    "Optionholders"   2
     1.15    "Proprietary Rights"      3
     1.16    "Securities"      3
     1.17    "Securities Act"          3
     1.18    "Sellers' Solicitors"     3
     1.19    "Sonix"   3
     1.20    "Sonix Disclosure Schedule"       3
     1.21    "Sonix Products"          3
     1.22    "Sonix Stock"     3
     1.23    "Surviving Corporation"   3
     1.24    "Transaction Documents"   3
     1.25      3

2.  Acquisition and Exchange      3
     2.1     Acquisition and Aggregate Purchase Price          3
     2.2     Exchange Ratio    4
     2.3     Fractional Shares         5
     2.4     Escrow Agreement          5
     2.5     The Closing       5
     2.6       5
     2.7       5

3.      Representations and Warranties of Sellers         6
     3.1     Organization      6
     3.2     Capitalization    6
     3.3     Power, Authority and Validity     7
     3.4     Financial Statements      7
     3.5     Tax Matters       8
     3.6     Absence of Certain Changes or Events      9
     3.7     Title and Related Matters        11
     3.8     Proprietary Rights       11
     3.9     Bank Accounts    14
     3.10    Contracts        14
     3.11    Orders, Commitments and Returns  16
     3.12    Compliance With Law      17
     3.13    Controlled Foreign Corporation   17
     3.14    Labor Difficulties; No Discrimination    17
     3.15    Pension Warranties       18
     3.16    Trade Regulation         20
     3.17    Insider Transactions     20
     3.18    Employees, Independent Contractors and Consultants 20
     3.19    Insurance        21
     3.20    Litigation       21
     3.21    Governmental Authorizations and Regulations      21
     3.22    Subsidiaries     21
     3.23    Compliance with Environmental Requirements       21
     3.24    Corporate Documents      22
     3.25    Residence and Domicile of Sellers        22
     3.26    No Brokers       22
     3.27    Pooling of Interests     22

4.      Representations and Warranties of Buyer  23
     4.1     Organization and Good Standing   23
     4.2     Power, Authorization and Validity        23
     4.3     No Violation of Existing Agreements      23
     4.4     Compliance With Other Instruments and Laws       23
     4.5     Litigation       23
     4.6     SEC Documents    24
     4.7     Securities Act   24
     4.8     No Brokers       24
     4.9     Pooling of Interests     24
     4.10    Buyer Common Stock.      24

5.      Preclosing Covenants of Sellers  25
     5.1      25
     5.2     Advice of Changes        25
     5.3     Conduct of Business      25
     5.4     Access to Information    27

6.      Preclosing Covenants of Buyer    27
     6.1     Advice of Changes        27
     6.2     Reservation of Buyer Common Stock        27

7.      Mutual Covenants         27
     7.1     Confidentiality  27
     7.2     No Public Announcement   28
     7.3     Other Negotiations       29
     7.4     Pooling Accounting       29
     7.5     Pooling Accounting       30
     7.6     Legends  30
     7.7     Further Assurances       31

8.      Closing.         31
     8.1      31
     8.2      31
     8.3      32
     8.4      33
     8.5      33
     8.6      34
     8.7      34
     8.8      34

9.      Registration of Acquisition Consideration.       35
     9.1     Registrable Shares.      35
     9.2     Required Registration.   34
     9.3     Effectiveness; Trading Windows.  35
     9.4     Trading Clearance Procedure.     35
     9.5     Administration.  36
     9.6     Expenses.        36
     9.7     Indemnification.         36

10.     Termination of Agreement         38
     10.1    Termination      38
     10.2    Certain Effects of Termination   38

11.     Agreement to Indemnify   39

12.     Restriction of certain Sellers.  39
     12.1     39
     12.2     39
     12.3     40
     12.4     40
     12.5     42
     12.6     42

13.     Miscellaneous    42
     13.1    Governing Law.   42
     13.2    Binding upon Successors.         43
     13.3    Severability     43
     13.4    Entire Agreement         43
     13.5    Counterparts     43
     13.6    Expenses         44
     13.7    Amendment and Waivers    44
     13.8    Survival of Agreements   44
     13.9    No Waiver        44
     13.10   Notices  44
     13.11   Time     46
     13.12   Construction of Agreement        46
     13.13   No Joint Venture         46
     13.14   Pronouns         46
     13.15   Absence of Third Party Beneficiary Rights
46

SCHEDULE 1      LIST OF SHAREHOLDERS      1

SCHEDULE 2      LIMITATION OF LIABILITY   1

SCHEDULE 3      LIST OF EMPLOYEES ENTERING INTO AMENDED
EMPLOYMENT
AGREEMENTS        1

EXHIBIT C - Taxation Warranties   1

EXHIBIT D - Property Warranties   1




     ACQUISITION AND EXCHANGE AGREEMENT


     This ACQUISITION AND EXCHANGE AGREEMENT (the
"Agreement") is entered into this 22nd day of March, 1995, by and among 3Com Corporation of 5400 Bayfront Plaza, M/S 1410 Santa Clara, CA 95052 - 8145 USA, a California corporation ("Buyer"), and each of the persons whose names are set out in Schedule 1 being all the holders of "A", "B" and "C" Ordinary Shares of Sonix and, in the case of those listed in part II of Schedule 1, all the holders of options over A Ordinary Shares of Sonix (individually a "Shareholder" or collectively "Shareholders", and also referred to as "Seller" or "Sellers").


     RECITAL


A. The Shareholders are the owners of all of the outstanding "A," "B" and "C" Ordinary Shares (the "Sonix Stock") of Sonix. "A," "B" and "C" Ordinary Shares are the only outstanding classes of share capital of Sonix. The Sonix Stock is sometimes referred to herein as the "Securities".

 B.     The persons listed in part II of Schedule 1 (the
"Optionholders") are the holders of all outstanding options over any Sonix Stock.

 C. Buyer wishes to acquire (the "Acquisition") the Sonix Stock in exchange for Common Stock of Buyer (the "Buyer Common Stock") pursuant to the terms of this Agreement and each of the Shareholders wishes to sell all Sonix Stock he, she or it will hold at Closing to Buyer pursuant to the terms of this Agreement.

 D. Following the Acquisition, Sonix will be a wholly owned subsidiary of Buyer (the "Surviving Corporation") and each of the Shareholders will be a shareholder of Buyer.

 E. The Acquisition is intended by the Buyer to be treated as a "pooling of interests" transaction for U.S.
accounting purposes and a taxable reorganisation.

F. The parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Acquisition.

     AGREEMENT

     NOW, THEREFORE, in and for the consideration and mutual covenants set forth herein, the parties agree as follows:





1.      Definitions.

 1.1 "Acquisition" shall have the meaning set forth in the Recitals.

 1.2 "Acquisition Consideration" shall have the meaning set forth in Section 2.2(b).

 1.3 "Affiliate" shall have the meaning set forth in the rules and regulations promulgated by the Commission pursuant to the Securities Act.

 1.4 "Aggregate Purchase Price" shall have the meaning set forth in Section 2.1.

 1.5 "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for business in both London and California.

 1.6 "Closing" and "Closing Date" shall have the meanings set forth in Section 2.5 [The Closing].

 1.7    "Closing Time" shall have the meaning set forth in
Section 2.5.

 1.8 "Commission" shall mean the United States Securities and Exchange Commission.

 1.9 "Confidential Information" shall mean any information not in the public domain and relating to Sonix or to a party to this Agreement ("Disclosing Party") and which is disclosed to another party to this Agreement ("Receiving Party") and shall include, but not be limited to, trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, schematics, designs, contracts, customer lists, financial information, sales and marketing plans and business information.

 1.10 "Connected Person" has the meaning given to that expression in Section 839 of the Income and Corporation Taxes Act
1988.

 1.11   "Exchange Act" shall mean the United States
Securities Exchange Act of 1934, as amended.

 1.12 "Exchange Ratio" shall mean the number of shares of Buyer Common Stock to be issued for a share of Sonix Stock pursuant to Section 2.2.

 1.13 "Loan Stock" shall mean the Pounds sterling 1,560,000 22.2% unsecured subordinated loan notes 1997 created by an instrument dated 12 June 1992.

 1.14   "Optionholders" shall mean the persons listed in
part II of Schedule 1.

 1.15 "Proprietary Rights" shall have the meaning set forth in Section 3.8(a) [Proprietary Rights].

 1.16   "Securities" shall mean the Sonix Stock.

 1.17   "Securities Act" shall mean the United States
Securities Act of 1933, as amended.

 1.18   "Sellers' Solicitors" shall mean Clifford Chance of
200 Aldersgate Street, London EC1A 4JJ.

 1.19 "Sonix" shall mean Sonix Communications Limited, a company registered in England under No. 2711561 whose registered office is at Merchant's House, Wilkinson Road, Cirencester,
Gloucestershire  GL7 1YT.

 1.20 "Sonix Disclosure Schedule" means the disclosure letter referred to in Section 3 [Representations and Warranties of Sellers].

 1.21 "Sonix Products" shall mean all versions and implementations of any product which has been or is being manufactured, sold, distributed or marketed by Sonix or currently is under development, and all patents, patent applications, design rights, trade secrets, copyrights, trademarks, trade names and other proprietary rights related thereto.

 1.22 "Sonix Stock" shall have the meaning set forth in the Recitals.

 1.23 "Surviving Corporation" shall mean Sonix immediately following the Acquisition.

 1.24 "Transaction Documents" shall mean all documents or agreements required to be delivered by any party hereunder including the Escrow Agreement.

 1.25 A document expressed to be "in the agreed form" shall mean a document the terms of which have been approved by or on behalf of the parties and a copy of which has been signed for the purposes of identification by or on behalf of the parties.

 2.     Acquisition and Exchange.

 2.1    Acquisition and Aggregate Purchase Price

(a) Subject to the terms and conditions of this Agreement, each of the Shareholders shall sell as beneficial owner or otherwise as stated in Schedule 1 the number of shares of Sonix Stock set out opposite such Shareholder's name in Column
(b) of Schedule I and the Buyer shall purchase, and thereafter hold, such Sonix Stock, free from all options, liens, charges and encumbrances.

(b) The Optionholders and Mr. D.R.L. Jones acknowledge that of the 300,001 shares of Sonix Stock which are registered in the name of Mr. D.R.L. Jones an aggregate of 105,000 shares are held on trust by him in favour of the Optionholders in accordance with their rights under the Sonix Executive Share Option Scheme (the
"Scheme") and that as a result of the signature of this Agreement by the Buyer such options will become exercisable on 6 April 1995 pursuant to paragraph 9(e) of the rules of the Scheme. In accordance with such rights and in consideration of the agreement of Buyer to pay the Acquisition Consideration each of the Optionholders agrees that he will exercise his rights under the options granted to him to acquire the number of shares of Sonix
Stock set opposite his name in column (b) of Schedule 1 and Mr. D.R.L. undertakes that on such exercise and prior to Closing he shall transfer to the relevant Optionholder (or, if instructed by the Optionholder, to Buyer on Closing) the number of shares of Sonix Stock required to satisfy the obligations arising on such exercise. Each of the Optionholders acknowledges that he has no rights to any shares of Sonix Stock other than those set opposite his name in Column (b) of Schedule 1.

(c) The Buyer shall not be obliged to complete the purchase of any of the Sonix Stock hereunder unless the sale of all of the Sonix Stock is completed simultaneously.

(d)     The Sonix Stock shall be sold with the
benefit of all rights which are attached thereto at, or which have or will become attached thereto after, the Closing Time.

(e) The aggregate consideration for the purchase of the Sonix Stock by Buyer shall consist of 1,208,279 shares of Buyer Common Stock having an agreed aggregate value of $68,864,362 (the "Aggregate Purchase Price"), which shall be issued to the Sellers at Closing pursuant to Section 8.4 plus
$1,000 which will be paid pursuant to Section 8.4.

 2.2    Exchange Ratio.

 (a) The "Exchange Ratio" for the conversion of the Sonix Stock into Buyer Common Stock shall be 2.0137953:1.

(b) Buyer shall acquire from each Shareholder such Shareholder's Sonix Stock in exchange for such number of fully paid and nonassessable shares of Buyer Common Stock which equals the Exchange Ratio multiplied by the number of shares of Sonix Stock to be owned at Closing by such Shareholder as set forth in Column (b) of Schedule I (the aggregate number of shares of Buyer Common Stock issued to the Shareholders pursuant hereto shall also be referred to as the "Acquisition Consideration"). Accordingly, the number of such shares of Buyer Common Stock to be issued to each of the Shareholders shall be that number set opposite their respective name in Column (d) of Schedule 1.

2.3     Fractional Shares.  No fractional shares of Buyer
Common Stock will be issued in connection with the Acquisition, but in lieu thereof, holders of Sonix Stock who would otherwise be entitled to receive a fraction of a share of Buyer Common Stock will receive from Buyer at Closing Time, an amount of cash (in pounds sterling) equal to US$56.99375 (being the issue price of each share of Buyer Common Stock issued pursuant to this Agreement) multiplied by the fraction of a share of Buyer Common Stock to which such holder would otherwise be entitled. Accordingly, each Shareholder shall receive the amount of cash set opposite his name in Column (e) of Schedule 1 and the number of shares referred to in Section 2.1(e) will be reduced by the number equal to the aggregate of such fractional entitlements.

 2.4 Escrow Agreement. (a) At the Closing Time, Buyer will deposit in escrow certificates representing ten percent (10%) of the shares of the Acquisition Consideration issued to the holders of Sonix Stock in the Acquisition, on a pro rata basis. Such shares
(the "Escrow Shares") shall be held as collateral in accordance with the provisions of an escrow agreement (the "Escrow
Agreement") in substantially the form of Exhibit B.

 2.5 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Baker & McKenzie, 100 New Bridge Street, London EC4V 6JA at 12 noon (UK time) on May 1, 1995, or such earlier date being a Business Day on or after April 6, 1995, as may be selected by Buyer on not less than five business days' notice in writing to the Sellers' Solicitors (the "Closing Time"). The date of the Closing is hereinafter referred to as the "Closing Date."

 2.6 Without prejudice to the provisions of Sections 8.7 and 10, the parties hereto acknowledge and agree that their respective obligations hereunder are not in any way conditional on any matter and this Agreement may not be terminated or rescinded as a result of any breach by any other party of its obligations hereunder.

2.7 In the event that any party fails to comply in all respects with its obligations under this Agreement and, without limitation, in particular the provisions of Section 8, such party hereby agrees and acknowledges that indemnification and damages will not be an adequate remedy for any such breach and, accordingly, in the event that there is any breach by a party of its obligations under this Agreement, any other party shall be entitled to apply to the Courts for an order for specific performance and the breaching party shall not be entitled to and shall not oppose any such action in such circumstances.


3. Representations and Warranties of Sellers. Except as otherwise set forth in the disclosure letter in the agreed form ("Sonix Disclosure Schedule"), each of the Sellers jointly and severally represents and warrants to Buyer at the date hereof as set forth below (the "Warranties"). No fact or circumstance disclosed to Buyer shall constitute an exception to these representations and warranties unless such fact or circumstance is fairly disclosed in the Sonix Disclosure Schedule. In this
Section 3, whenever the term "enforceable in accordance with its terms" or like expression is used, it is understood that excepted therefrom are any limitations on enforceability under applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditor's rights and under general principles of equity (regardless or whether enforcement is sought in a proceedings in equity or in law). The liability of the Sellers in relation to the Warranties shall be limited in accordance with the provisions of Schedule 2.
 The parties hereto acknowledge that Dowty Group PLC has at all times been a passive shareholder in Sonix and save for the receipt of annual audited financial statements it has not received any other information regarding Sonix or its business. However, Buyer is only prepared to proceed with the acquisition on the terms hereof if all the Sellers accept an equal proportion of the risks to be assumed pursuant to the Warranties. If this was not the case, the Buyer would have offered a lower amount as the consideration for all the Sonix Stock. Accordingly but on the basis of written assurances received from the executive directors of Sonix, Dowty Group PLC has agreed to give the Warranties on an equal basis with the other Sellers.

 3.1 Organization. Sonix is a limited liability company duly incorporated under the laws of England and has the right, power and authority to carry on its business as it is now being
conducted.   The Sonix Disclosure Schedule contains a true and
complete listing of the locations of all sales offices, manufacturing facilities, and any other offices or facilities owned or occupied by Sonix.

 3.2    Capitalization.

(a)     The authorized capital of Sonix consists of:
300,001 "A" Ordinary Shares of 1p each, 240,000 "B" Ordinary
Shares of 1p each and 60,000 "C" Ordinary Shares of 1p each, all of which are issued.

(b) All of the outstanding Sonix Stock has been duly authorized and is validly issued and fully paid. All outstanding Sonix Stock was issued in compliance
Sonix Products or any proprietary rights incorporated therein or otherwise related thereto. Sonix does not have any other shares of its share capital issued or outstanding and there are no outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating Sonix to issue shares of its capital.
with applicable securities laws. None of the outstanding shares was issued in consideration in whole or in part for any contribution, transfer or assignment of the

(c)     Save as set out in the Sonix Disclosure
Schedule, Sonix does not have in issue any loan capital There is no outstanding right to call for the issue of any loan capital of Sonix.

 3.3    Power, Authority and Validity.

(a) None of the Sellers or Sonix is subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with the execution and carrying out of this Agreement and the transactions contemplated hereunder and under the Transaction Documents. No consent of any person who is a party to a contract which is material to Sonix's business, nor consent of any governmental authority, is required to be obtained on the part of Sonix or any Seller to permit the transactions contemplated herein and continue the business activities of Sonix as previously conducted by Sonix without material adverse change.

(b) Each Seller is, and will at Closing be, the lawful owner and registered holder of the number of shares of Sonix Stock listed opposite the name of such Seller in Schedule I, free and clear of all liens, encumbrances, restrictions and claims of every kind. Each Seller has, and will at Closing have, full and legal right, power, authority and capacity to sell, assign, transfer and convey the shares of Sonix Stock so owned by him pursuant to this Agreement and the delivery to Buyer of such Sonix Stock held by the Seller pursuant to the provisions of this Agreement will transfer to Buyer valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind.

(c) Each Seller has full and legal right, power, authority and capacity to execute and deliver this Agreement and the Transaction Documents and to carry out the sale of the Sonix Stock held or to be held by him and carry out the other transactions contemplated hereby without the need to obtain the consent or approval of any other party. Following the execution of this Agreement, this Agreement and each of the Transaction Documents will constitute the legal, valid and binding obligations of each Seller, enforceable against such Seller in accordance with its terms.

 3.4    Financial Statements.

 (a) Attached to the Sonix Disclosure Schedule are copies of Sonix' unaudited management accounts for the period ending January 31, 1995 ("Sonix Unaudited Financials") and Sonix' audited accounts for the year ended March 31, 1994 ("Sonix
Audited Financials") (the Sonix Unaudited Financials and the
Sonix Audited Financials together, the "Sonix Financial
Statements").

 (b) The Sonix Audited Financial Statements have been prepared and audited on a basis consistent with previous audited accounts in respect of prior accounting periods and in accordance with the law and applicable standards, principles and practices generally accepted in the United Kingdom (GAAP). The Sonix Audited Financial Statements show a true and fair view of the assets, liabilities and state of affairs of Sonix at 31 March 1994 and of the loss of Sonix for the year then ended. The Sonix Unaudited Financials have been prepared on a consistent basis with previous management accounts.

 (c) Sonix has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Sonix Financial Statements, except for those (i) that may have been incurred after the date of the Sonix Unaudited Financials or (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto, except that Sonix has not established any reserves with respect to the costs and fees associated with this Agreement and the transactions contemplated hereby.

 (d) No part of any debt or other amount shown or reflected in the Sonix Financial Statements as being due to Sonix has been written off, written down, waived or released for an amount less than the book value thereof for the purposes of the Sonix Financial Statements.

 (e)    Since the date of the Sonix Unaudited
Financials, Sonix's business has not been materially affected by the loss of any customer, or of any source of supply in either case which has been communicated to Sonix, or by the cancellation or loss of any order or contract which has been communicated to Sonix or by any other abnormal factor or event not affecting business carrying on businesses in a similar field of Sonix nor, so far as the Sellers are aware, are there any circumstances likely to lead thereto.

 (f) The net assets of Sonix at 31 March 1995 determined on a basis consistent with that applied in the preparation of the balance sheet contained in the Sonix Unaudited Financial Statements to the extent that such basis is consistent with GAAP but otherwise determined in accordance with GAAP (save that provision will be made for taxation and accruals for interest accruing on the Loan Stock will be calculated on the assumption that the Loan Stock is to be redeemed on 1 May 1995) will not be less than the net assets shown in the balance sheet contained in the Sonix Unaudited Financial Statements.

 3.5    Tax Matters.

 (a) Sonix has filed all tax returns required to be filed by it. All such returns were prepared and filed in the manner required by applicable law. All income, corporation or other taxes ("Taxation") due from Sonix have been paid. There are no pending assessments, or claims for additional taxes that have not been paid. The provisions for Taxation, if any, reflected on the Sonix Financial Statements are adequate and there are no tax liens on any property or assets of Sonix. Since incorporation of the Company there have been no audits or examinations of any tax returns by any applicable governmental agency. So far as the Sellers are aware, no state of facts exists which would constitute grounds for the assessment of any penalty or of any further Taxation liability beyond that shown on the tax returns that have been filed. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return for any period.

 (b) All taxes which Sonix has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

 (c)    Sonix is not a party to any tax-sharing
agreement or similar arrangement with any other party.

 (d) Sonix is not currently under any contractual, as opposed to legal through the due operation of law, obligation to pay any tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any tax.

 (e) The additional representations and warranties set forth on Exhibit C ("Tax Warranty") are also true and correct.

 3.6    Absence of Certain Changes or Events.  Since January
31, 1995, Sonix has not:

 (a) suffered any material adverse change in its financial condition or in the operations of its business or suffered any inadequacy of working capital;

 (b) suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting its properties or business

 (c) granted or agreed to make any increase in the compensation or benefits payable or to become payable by Sonix to its officers or employees, except those occurring in the ordinary course of business;

 (d) declared, or paid any dividend or made any other distribution on or in respect of its shares or redeemed or purchased any of such shares;

 (e) issued any shares or any warrants, rights, options or entered into any commitment relating to the shares of Sonix except for the granting of options, details of which are set out in the Sonix Disclosure Schedule (the "Options");

 (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

 (g) sold, leased or otherwise disposed of any real property or any material machinery, equipment or other operating property other than in the ordinary course of business;

 (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright, design right (or pending application for any patent, trademark, design right or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except in the ordinary course of its business;

 (i) engaged in any material activity or entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure) other than in the ordinary course of business;

 (j) incurred any material liabilities except in the ordinary course of business which would be required to be disclosed in financial statements prepared in accordance with GAAP;

 (k) charged or otherwise encumbered any of its property or assets except in the manner permitted under
Section 3.7 [Title and Related Matters] hereof, and other than in relation to any purchase money security interests incurred in the ordinary course of business;

 (l) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of Pounds sterling 6,500, or in the aggregate, in excess of Pounds sterling 32,250;

 (m)    paid (other than salaries and other
remuneration payable under the employment contracts or directors' fees payable under the Articles of Association of Sonix disclosed in the Sonix Disclosure Schedule and expenses incurred in the proper performance of the business of Sonix), loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its Affiliates, officers, directors or shareholder or any Affiliate or associate of any of the foregoing;

 (n)    agreed to take any action described in this
Section 3.6 or outside of its ordinary course of business or which would constitute a breach of any of the Warranties;

 (o) No order has been made nor has any resolution been passed for the winding up of Sonix and nor is there outstanding any petition for the administration or the winding up of Sonix or any receivership of the whole or any part of the undertaking or assets of Sonix. There are no circumstances which would entitle any person to present a petition for the administration or the winding up of Sonix or to appoint a receiver or administrator of the whole or any part of its undertaking or assets. Sonix is not insolvent as defined in
Section 123 of the Insolvency Act 1986 and has not entered into any scheme of arrangement or voluntary or other arrangement with any of its creditors.

 3.7    Title and Related Matters.

 (a)    Other than in relation to leased assets
details of which are set out in the Disclosure Schedule and the Property (as defined in Exhibit D hereto), each material asset included in the Sonix Financial Statements (other than those, including stock, disposed of since January 31 1995) and each material asset acquired by the Company since that date:

(i)     is legally and beneficially owned by
Sonix free from any charges or encumbrances; and

(ii)    is, where capable of possession, in the
possession or under the control of Sonix.

 (b) All real or personal property leases to which Sonix is a party are valid, binding, enforceable and effective in accordance with their respective terms. There is not under any of such leases any existing material default of Sonix, or so far as the Sellers are aware, any material default of the other parties to such leases or, so far as the Sellers are aware, any other event of default or event which, with notice or lapse of time or both, would constitute a material default.

 (c) The Sonix Disclosure Schedule contains a description of all real property leased or owned by Sonix, describing its interest in said property and with respect to the leasehold property a description of each parcel and a summary description of the buildings, structures and improvements thereon. True and correct copies of Sonix's leases have been provided to Buyer or its representatives.

 (d) The additional representations and warranties of Sellers set forth on Exhibit D are true and correct.

 3.8    Proprietary Rights.

 (a) Sonix owns all right, title and interest in and to, or valid licenses for use of, all patents, copyrights, design rights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names and other proprietary rights used in the conduct of its business as conducted to the date hereof including, without limitation, the technology and all proprietary rights developed or discovered or used in connection with or contained in the Sonix Products, free and clear of all liens, encumbrances (including without limitation distribution rights) or, so far as the Sellers are aware, claims (all of which are referred to as "Proprietary Rights"). The foregoing representation as it relates to Third Party Technology (as hereinafter defined) is limited to Sonix's interest pursuant to the Third Party Licenses (as hereinafter defined), all of which are valid and enforceable and in full force and effect and which grant Sonix such rights to Third Party Technology as are employed in the business of Sonix as conducted to the date of this Agreement. The Sonix Disclosure Schedule contains an accurate description of (i) all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, and copyrights in or related to the Sonix Products, all applications and registration statements therefor, and a list of all licences and other agreements relating thereto, and (ii) a list of all licenses and other agreements with third parties (the "Third Party Licences") relating to any software, inventions, technology, know-how, or processes and all intellectual property rights in respect thereof
(a) that Sonix is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into the Sonix Products (such software, inventions, technology, know-how and processes and all intellectual property rights in respect thereof are collectively referred to as the "Third Party Technology") and
(b) that third parties are licensed or otherwise authorised by Sonix to use, market, distribute or incorporate into products distributed by those third parties. All of Sonix's trademark or trade name registrations related to the Sonix Products and all of Sonix's copyrights in any of the Sonix Products are valid and in full force and effect; and consummation of the transactions contemplated hereby will not alter or impair any such rights. Sonix has not received notice of any claim which has been asserted against Sonix (and the Sellers are not aware of any claims which are likely to be asserted against Sonix or which have been asserted against others) by any person challenging Sonix's use, possession, manufacture, sale or distribution of Sonix Products under any patents, trademarks, trade names, copyrights, design rights, trade secrets, software, technology, know-how or processes utilized by Sonix (including, without limitation, the Third Party Technology) or challenging or questioning the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the Third Party Licences). So far as the Sellers are aware, there is no valid basis for any claim of the type specified in the immediately preceding sentence which is likely in any material way to interfere with the continued enhancement and exploitation by Sonix of any of the Sonix Products. So far as the Sellers are aware, none of the Sonix Products nor the use or exploitation of any patents, trademarks, trade names, copyrights, design rights, software, technology, know-how or processes by Sonix in its current business, infringes on the rights of, constitutes misappropriation of any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, design right, trademark or trade name of any third person. So far as the Sellers are aware none of Sonix Proprietary Rights is or has been infringed by any third party and no third party has threatened any such infringement.

 (b) Sonix has not granted any third party any right to manufacture, reproduce, distribute, market or exploit any of the Sonix Products or any adaptations, translations, or derivative works based on the Sonix Products or any portion thereof.

 (c) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporating, embodying or reflecting any of the Sonix Products at any stage of their development (the "Sonix Components") were written, developed and created solely and exclusively by employees of Sonix without the assistance of any third party or entity or were created by third parties who have assigned ownership of their rights to Sonix by means of confidentiality and invention assignment agreements or otherwise licenced the same to Sonix pursuant to the Third Party Licences, copies of which have been delivered to Buyer. Sonix has at all times disclosed or otherwise dealt with trade secrets and other confidential information relating to Sonix Products in a manner which is generally consistent with the terms of the agreements disclosed in the Sonix Disclosure Schedule which contain specific provisions governing such matters. Sonix is not a party to any agreement requiring Sonix to place in escrow, or otherwise to permit any third party to use or have access to, the source code to any software owned by Sonix.

 (d) So far as the Sellers are aware, no employee of Sonix is in violation of any term of any confidentiality and invention assignment agreement referred to in (c) above.

 (e) Each person presently or previously employed or engaged by Sonix (including independent contractors, if any) with access to confidential information has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to Buyer or its representatives.
 Such confidentiality and non-disclosure agreements constitute valid and binding obligations of Sonix and, so far as the Sellers are aware, such person, enforceable in accordance with their respective terms.

 (f) No product liability or warranty claims which individually or in the aggregate is likely to exceed Pounds
Sterling 16,200 have been communicated to or threatened against Sonix nor, so far as the Sellers are aware, is there any specific situation, set of facts or occurrence that provides a basis for such claim. The
Sonix Disclosure Schedule sets forth all critical bugs known to Sonix in the Sonix Products. For the purposes of this Section
(f), critical bugs are bugs which would result in a material corruption or loss of data or cause the device to malfunction in a material manner.

 (g) None of the Proprietary Rights are subject to any restrictions of use or ownership which would require consent of third parties to the Acquisition or which would give a contractual or legal right to any third party to alter such right as a result of the Acquisition.

 (h) Any rights enjoyed by Garsdon Mill, a firm under the Memorandum of Understanding between AT&T Paradyne Corporation and Garsdon Mill or any agreement entered into in pursuance of such memorandum have been transferred to Sonix.

 3.9 Bank Accounts. The Sonix Disclosure Schedule sets forth the names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which Sonix maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom. No overdraft or other financial facilities available to or drawn by Sonix are or will at the Closing be secured by, or dependent on, any guarantee or security provided by any Seller or any other third party, nor is there anything known to the Sellers (not having made any specific enquiry) which would suggest that any financial facility available to Sonix is likely to be withdrawn or its terms adversely affected, whether as a result of the Closing of this Agreement or otherwise. No loans have been or will prior to the Closing be made by Sonix in breach of the Consumer Credit Act 1974.

 3.10   Contracts.

 (a)    Except as set forth in the Sonix Disclosure
Schedule, Sonix has no agreements, contracts or commitments that provide for the sale, licensing or distribution by Sonix of any of its products, inventions, technology, know-how, trademarks or trade names except in the ordinary course of its business. True and correct copies of each document or instrument described in the Sonix Disclosure Schedule pursuant to this Section 3.10(a) have been made available to Buyer or its representatives.

 (b)    Except as listed in the Sonix Disclosure
Schedule, Sonix has no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to Sonix of more than Pounds sterling 16,200. True and correct copies of each document or instrument set forth in the Sonix Disclosure Schedule pursuant to this Section 3.10(b) have been made available to Buyer or its representatives.

(c) Sonix has no purchase agreement, contract or commitment that calls for fixed and/or contingent payments by Sonix that are in excess of the normal, ordinary and usual requirements of business.

(d)    There is no outstanding sales contract,
commitment or proposal (including, without limitation, porting and development projects) of Sonix that is currently expected to result in any material loss to Sonix (before allocation of overhead and administrative costs) upon completion or performance thereof.

 (e)    Sonix has no outstanding agreements,
contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors, dealers or other contractors that are not terminable by Sonix at its option on notice of not longer than thirty (30) days and without liability, penalty or premium.

 (f)    Sonix is not a party to any collective
bargaining or other agreements, contracts, arrangements or commitments with any trade union or employees' organisation.

 (g) Sonix is not restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

 (h) Sonix is under no liability or obligation, and no such outstanding claim has been made, with respect to the return to Sonix of inventory or merchandise in the possession of wholesalers, distributors, retailers, or other customers, except such liabilities, obligations and claims as, in the aggregate, do not exceed Pounds sterling 16,200.

 (i) Sonix has not guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

 (j) Sonix has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by Sonix of any sum not reflected in the Sonix Financial Statements.

 (k)    All material contracts, agreements and
instruments to which Sonix is a party are valid, binding, in full force and effect and enforceable by Sonix in accordance with their respective terms. No such material contract, agreement or instrument contains any material liquidated-damages, penalty or similar provision. So far as the Sellers are aware, no party to any such material contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

 (l)    The Sonix Disclosure Schedule lists all
material agreements pursuant to which Sonix has agreed to manufacture for or supply to any third party any Sonix Products or components thereto. True and correct copies of each document or instrument listed on the Sonix Disclosure Schedule pursuant to this Section 3.10(l) have been provided to Buyer or its representatives. The Sonix Disclosure Schedule also lists each person who manufactures for or supplies to Sonix any material product or component included in the Sonix Products or is the sole source for any product or component included in the Sonix Products.

 (m) Sonix is not in default under or in breach or violation of, nor, to Sonix's knowledge, is there any valid basis for any claim of default by Sonix under, or such breach or violation by Sonix of, any contract, commitment or restriction to which Sonix is a party in all such cases where such defaults, breaches, or violations would, in the aggregate, have a material adverse effect on the operations, assets, financial condition or prospects of Sonix. To Sonix's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any material contract, commitment, or restriction to which Sonix is bound in all such cases where such defaults, breaches, or violations would, in the aggregate, have a material adverse effect on the operations, assets, financial condition or prospects of Sonix.

 (n)    All agreements, contracts and commitments
(the "Material Contracts") listed or described in the Sonix Disclosure Schedule pursuant to this Section 3.10 do not contain provisions which would require consent of third parties to the Acquisition or which would give a contractual or legal right to alter the current terms thereof as a result of the Acquisition.

 (o) All payments due under the Settlement and Release Agreement between Sonix, Infinite Networks Limited, Mr. D.R.L. Jones and Mr. J. Birbeck dated 5 April 1994 have been paid in full and there are no circumstances which would entitle Infinite to rescind the Agreement.

 (p) All sums which have become due and payable under Clause 6 of the Product Development License between Sonix and Infinite Networks Limited dated 5 April 1994 and the Disclosure Schedule sets out details of sums which shall become due and payable thereunder in the event of a change of control of Sonix.

 (q) None of the Vendors (as defined in the agreement for sale and purchase of shares in Mayze Systems Limited dated 9 January 1989) has any liability
(actual or contingent) or has any continuing obligations under or in respect of that agreement.

3.11 Orders, Commitments and Returns. All accepted and unfilled orders entered into by Sonix for the sale or license of any Sonix Products, and all agreements, contracts, or commitments for the purchase of supplies by Sonix, were made in the ordinary course of business. No outstanding purchase or outstanding lease commitment of Sonix is in excess of the normal, ordinary and usual requirements of its business.

3.12 Compliance With Law. Sonix is in compliance with all applicable laws and regulations in all material respects (meaning, for the purposes of this paragraph 3.12, there has been no non-compliance the consequences of which would have a material adverse effect on the operations, assets or financial condition of Sonix. Neither Sonix nor, to Sonix's knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. Sonix has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. Sonix has complied at all times with any and all applicable laws and regulations including, without limitation, those relating to the importation or exportation of its products.

 3.13 Controlled Foreign Corporation. Sonix has never been and at no time prior to the Closing will ever be a "controlled foreign corporation" within the meaning of Section
957(a) of the Internal Revenue Code of 1986, as amended.

 3.14   Labor Difficulties; No Discrimination.

(a) Sonix is not in material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours.

(b) There is no strike, labor dispute, slowdown, or stoppage actually pending or threatened against Sonix.

(c) Sonix has not experienced any material labour disputes or industrial action.

(d) There is and has been no claim against Sonix based on actual or alleged race, age, sex, disability, harassment or discrimination, or similar tortious conduct, nor, so far as the Sellers are aware, is there any basis for any such claim.

(e) There is no unfunded prior service cost with respect to any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, or other employee benefit or fringe benefit plans, whether formal or informal, maintained by Sonix.

(f) No circumstances have arisen under which Sonix is likely to be required to pay damages for wrongful dismissal, to make any statutory redundancy payment or any payment in respect of unfair dismissal, to make any other payment under the Employment Protection (Consolidation) Act 1978 (as amended) or to reinstate or re-engage any former employees. So far as the Sellers are aware, there are no pending or threatened claims of any type against Sonix by any existing or former employees.

(g)     Sonix has neither given notice of any
redundancies to the Secretary of State not started consultations with any independent trade union within the period of one year prior to the date hereof.

(h)     The Sonix Disclosure Schedule contains
details of

(i)     the total number of Sonix's employees
(including any such on maternity leave or absent because of disability or other long-term leave of absence and who have or may have a right to return to work with Sonix;

(ii)    the name, date of start of employment,
period of continuous employment (if different), salary and other benefits of each such employee; and

(iii)   the terms of the contract of each
director, other officer and employee of Sonix.

(i)     Other than as disclosed in relation to
paragraph (l) above, Sonix does not have and is not proposing to introduce a share incentive, option, profit sharing, bonus or other incentive scheme for or any unfunded obligations accruing for the benefit of any of its directors, other officers or employees.

 3.15   Pension Warranties

 (a)    The Sonix Communications Limited Group
Retirement Benefit Scheme arranged with Equity & Law Life Assurance Society ("the Sonix Scheme") is and has been since its establishment an occupational money purchase pension scheme. The Sonix Communications Limited Group Personal Pension Plan arranged with the Norwich Union Life Insurance Society ("the Sonix Plan") is and has been since its establishment a group personal pension arrangement. Sonix is the principal employer of the Sonix Scheme and the only employer which has participated or is currently participating in the Sonix Scheme. Sonix is the only employer which contributes to or has contributed to the Sonix Plan.

 (b) Sonix has supplied to the Buyer all material details relating to the Sonix Scheme and the Sonix Plan (together
"the Schemes") and has disclosed to the Buyer complete and accurate details of all contributions payable or prospectively payable to the Schemes.

 (c)    (i)     The Sonix Scheme complies with and has
at all times complied with the provisions of the relevant legislation and the requirements of the Pension Schemes Office and, if applicable, of the Occupational Pensions Board, affecting schemes approved or capable of approval under Chapter I of Part XIV of the Income and Corporation Taxes Act 1988 ("ICTA") and, if applicable, contracted-out under the Pension Schemes Act 1993. There is no reason why such approval may be withdrawn or not obtained. Sonix and the trustees (if any) of the Sonix Scheme have duly complied with their respective obligations under the trust deeds and the rules or other governing documentation thereof and under the aforementioned legislation and requirements.

 (ii)   So far as the Sellers are aware, the
Sonix Plan complies with and has at all times complied with the provisions of the relevant legislation and the requirements of the Pension Schemes Office and, if applicable, of the Occupational Pensions Board, affecting schemes approved or capable of approval under Chapter IV of Part XIV of ICTA and, if applicable, contracted-out under the Pension Schemes Act 1993.
So far as the Sellers are aware, there is no reason why such approval may be withdrawn or not obtained. So far as the Sellers are aware, Sonix and the trustees (if any) of the Sonix Plan have duly complied with their respective obligations under the trust deeds and the rules or other governing documentation thereof and under the aforementioned legislation and requirements.

 (d) All amounts due to the trustees (if any) of the Schemes or to any employee (including any director or other officer) or to any insurance company in connection with the Schemes have been paid. All contributions made to the Schemes have been eligible for and have received tax relief. All contributions paid to the Schemes since their respective establishment have been paid in accordance with any guarantees, promises, or undertakings given (either orally or in writing, and whether or not legally binding) to the employees, directors or other officers of Sonix.

 (e)    (i)     Neither Sonix nor the trustees (if any)
of the Sonix Scheme are engaged in any litigation or arbitration proceedings in respect of the Sonix Scheme or any retirement benefits scheme (as defined in Section 611 of ICTA) or any benefit provided thereunder in relation to any person who is now or has been an employee, director or other officer of Sonix and Sonix has not been notified of any current submissions or referrals to the Pensions Ombudsman or to the Occupational Pensions Advisory Service in respect of such retirement benefit scheme.

 (ii)   So far as the Sellers are aware, neither
Sonix nor the trustees (if any) of the Sonix Plan are engaged in any litigation or arbitration proceedings in respect of the Sonix Plan or any benefit provided thereunder in relation to any person who is now or has been an employee, director or other officer of Sonix and so far as the Sellers are aware, there are no current submissions or referrals to the Pensions Ombudsman or to the Occupational Pensions Advisory Service in respect of the Sonix Plan.

 (f) There has been no infringement of any legal requirements relating to equality of pay or the treatment of male and female employees, directors or other officers of Sonix (whether directly or indirectly) in relation to the Sonix Scheme including, without prejudice to the generality of the foregoing,
Article 119 of Treaty of Rome and there is and always has been an equal normal retirement date under the Sonix Scheme.

 (g) Other than the Schemes, there are and have been no pension, life assurance benefits, disability benefits or similar schemes, arrangements or obligations for or in respect of any of the employees, directors or other officers of Sonix and Sonix has no obligation (whether legally binding or established by custom) to pay any pension or make any other payment after retirement or death or otherwise to provide "relevant benefits" within the meaning of Section 612 of ICTA to or in respect of any person who is now or has been an employee, director or other officer of Sonix and Sonix is not a party to any scheme or arrangement having as its purpose or one of its purposes the making of payments or the provision of benefits as aforesaid. Furthermore, without prejudice to the generality of the foregoing, other than the Sonix Plan, Sonix has no obligation or liability (whether legally binding or established by custom) to contribute to any personal pension scheme approved under Chapter IV of Part XIV of ICTA in respect of any person who is now or has been an employee, director or other officer of Sonix.

 3.16 Trade Regulation. In the last twelve months, Sonix has not terminated its relationship with or refused to ship Sonix
Products to any dealer, distributor, OEM, third party marketing entity or customer which had theretofore paid or been obligated to pay Sonix in excess of Pounds sterling 6,500 over any consecutive twelve
(12) month period. All of the prices charged by Sonix in connection with the marketing or sale of any products or services have been in compliance with all applicable laws and regulations. No claims have been communicated or threatened against Sonix with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and, so far as the Sellers are aware, there are no specific facts likely to provide any basis for any such claim.

 3.17 Insider Transactions. No Affiliate of Sonix has any interest in (i) any material equipment or other property, real or personal, tangible or intangible, including, without limitation, any item of intellectual property, used in connection with or pertaining to the business of Sonix, or (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of products of Sonix; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than 1% of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

 3.18   Employees, Independent Contractors and Consultants.
 The Sonix Disclosure Schedule lists and describes all currently effective agreements concluded with independent contractors or consultants to which Sonix is a party relating to Sonix Products.
 True and correct copies of all such written agreements have been provided to Buyer or its representatives.

 3.19 Insurance. The Sonix Disclosure Schedule contains a list of the principal policies of fire, liability and other forms of insurance held by Sonix. Sonix has complied with all recommendations and notices made in respect of the maintenance of such policies. So far as the Sellers are aware, Sonix has not done anything, either by way of action or inaction, that might invalidate such policies in whole or in part.

 3.20 Litigation. There are no existing suits, actions or proceedings or, so far as the Sellers are aware, any pending or threatened against or affecting Sonix or which questions or challenges the validity of this Agreement or the Transaction Documents. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Sonix.

 3.21 Governmental Authorizations and Regulations. All licences, franchises, permits and other governmental authorizations held by Sonix and material to its business are valid and sufficient for the business presently carried on by Sonix.

 3.22 Subsidiaries. Sonix has no subsidiaries. Sonix has never owned or controlled (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organisation, and Sonix has never controlled (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organisation.

 3.23 Compliance with Environmental Requirements. Sonix has obtained all material permits, licenses and other authorizations which are required to be obtained by it under applicable laws relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes. Except as set forth in the Sonix Disclosure Schedule, Sonix is in material compliance with all terms and conditions of such permits, licenses and authorizations. Except as set forth in the Sonix Disclosure Schedule, Sonix is not aware of, nor has Sonix received notice of, any conditions, circumstances, activities, practices, incidents, or actions which may form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to Sonix, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste.

 3.24 Corporate Documents. Sonix has furnished to Buyer for its examination: (i) copies of its Memorandum of Association and Articles of Association (having attached thereto copies of all resolutions and agreements referred to in Section 380(2) of the Companies Act 1985); (ii) its Minute Book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders, the board of directors and any committees thereof; (iii) all material permits, orders, and consents issued by any regulatory agency with respect to Sonix, or any securities of Sonix, and all applications for such permits, orders, and consents; and (iv) the register of members and other statutory registers of Sonix setting forth inter alia all transfers of its shares since incorporation. All such books and registers and other corporate records of Sonix are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.
All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction.

 3.25 Residence and Domicile of Sellers. The location set forth next to each Seller's name in Schedule I is such Seller's place of legal residence or domicile of each Seller.

 3.26 No Brokers. Except for Alex Brown & Sons, neither Sonix nor any Sonix shareholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby or thereby.

 3.27   Pooling of Interests.

 (a)    Sonix is autonomous and has not been a
subsidiary or division of another corporation within two years before the plan of combination is initiated.

 (b) All grants of options to Optionholders have been made in the ordinary course as part of regular performance and compensation reviews and not in contemplation of the Acquisition.

 (c) Sonix has not changed the equity interest of its voting common stock in contemplation of effecting the combination either within two years before the plan of combination is initiated or between the date the combination is initiated and consummated; changes in contemplation of effecting the combination may include distributions to stockholders and additional issuances, exchanges, and retirements of securities, including stock option grants.

 (d) Sonix has not reacquired any shares in its capital in the last two years and nor is it under any current obligation to do so.

 (e)    Sonix has not entered into any other
financial arrangements for the benefit of the former stockholders of Sonix, such as a guaranty of loans secured by stock issued in the combination.

 4. Representations and Warranties of Buyer. Buyer represents and warrants to Sellers that:

 4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the right, power and authority to carry on its business as now conducted.

 4.2 Power, Authorization and Validity. Buyer has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents have been, or will have been prior to the Closing, duly and validly approved and authorized by the Board of Directors of Buyer. No authorization or approval, governmental or otherwise, is necessary in order to enable Buyer to enter into and to perform the terms of this Agreement or the other Transaction Documents on its part to be performed. This Agreement is, and the other Transaction Documents when executed and delivered by Buyer shall be, the valid and binding obligations of Buyer enforceable in accordance with their respective terms.

 4.3 No Violation of Existing Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, or result in a material breach or violation of, any provision of Buyer's Articles of Incorporation, or its Bylaws, as currently in effect, any instrument or contract to which Buyer is a party or by which it is bound, or any federal, state or local judgment, writ, decree, order, statute, rule or regulation applicable to it. Neither the execution and delivery of this Agreement, nor any Agreement attached hereto as an Exhibit, nor the consummation of the transactions contemplated hereby or thereby will directly have a material adverse effect on the operations, assets, financial condition or prospects of Buyer.

 4.4 Compliance With Other Instruments and Laws. Buyer is not in violation of any provisions of its Articles of Incorporation or Bylaws as currently in effect or in effect at the Closing, or any federal, state or local judgment, writ, decree, or order applicable to Buyer.

 4.5 Litigation. There is no suit, action, proceeding, claim or investigation pending or, so far as Buyer is aware, threatened against Buyer before any court or administrative agency which could have a material adverse effect on the operations, assets, financial condition or prospects of Buyer or which questions or challenges the validity of this Agreement and which is not set forth in the SEC Documents (as defined below).

 4.6 SEC Documents. Buyer has delivered to Sonix true, accurate and complete copies of Buyer's most recent reports on Forms 10-K, 10-Q and any report on Form 8-K filed since Buyer's most recent 10-Q (collectively, the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations adopted thereunder, respectively and taken together, the SEC Documents contain no untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading except to the extent corrected by a subsequently filed SEC Document.

 4.7    Securities Act.  Buyer acknowledges that the
Securities have not been registered under the Securities Act and are being acquired by it in a transaction exempt from the registration requirements thereof. Buyer further acknowledges that it has received all information it desires concerning Sonix, the Securities and any other matter it deems relevant or material to an investment in the Securities. Buyer is an "accredited investor" within the meaning of Rule 501(a)(3) of Regulation D under the Securities Act having such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of investment in the Securities indefinitely. Buyer is acquiring the Securities for its own account for the purpose of investment and not with a view to any distribution, or participation in any distribution, of the Securities. Buyer will not offer, sell, transfer or otherwise dispose of any Securities or any interest therein except in accordance with the Securities Act and any applicable state securities or "blue sky" laws. Buyer agrees that the certificates representing the Securities may bear legends to the effect that the Securities have not been registered under the Securities Act and that neither the Securities not any interest therein may be offered, sold, transferred or otherwise disposed of except in accordance with the Securities Act and any applicable state securities or "blue sky" laws.

 4.8 No Brokers. Buyer is not obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or in connection with any transaction contemplated hereby or thereby.

 4.9    Pooling of Interests.  To its knowledge, neither
Buyer nor any of its Affiliates has, through the date of this Agreement, taken or agreed to take any action which would prevent
Buyer from accounting for the business combination to be effected by the Acquisition as a pooling of interests.

 4.10 Buyer Common Stock. The Buyer Common Stock, when issued to the Sellers at Closing in compliance with the provisions of this Acquisition Agreement, will be duly authorized, validly issued, fully paid and nonassessable and, to Buyer's knowledge, will be free of any liens, encumbrances or restrictions on transfer caused or created by Buyer, other than as set forth in or contemplated by this Acquisition Agreement, or the exhibits attached thereto and the Escrow Agreement.

 5.     Preclosing Covenants of Sellers.

 5.1 The executive directors of Sonix agree that prior to Closing and receipt of written notice from Buyer they will use their reasonable endeavours to procure that Sonix shall obtain any and all consents necessary for the continued use, commercial exploitation, enjoyment and benefit of the Material Contracts and the Proprietary Rights by Sonix to such extent as enjoyed by Sonix prior to the date of this Agreement provided that the executive directors of Sonix shall not be required to take any such action prior to Closing if, in their reasonable opinion, they consider that it may be prejudicial to the business of Sonix.

 5.2 Advice of Changes. Each of the Sellers will as soon as reasonably practicable after becoming aware of the same advise Buyer in writing of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of the Sellers contained in this Agreement, untrue or inaccurate in any material respect.

 5.3 Conduct of Business. Until the Closing, (so far as they are able as Shareholders) each of the Sellers shall cause Sonix to, continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of Buyer such consent not to be unreasonably withheld or delayed:

 (a) borrow any money which borrowings exceed in the aggregate Pounds sterling 13,000 other than under the terms of the existing agreement with Kellock;

 (b)    incur or commit to incur any capital
expenditures in excess of Pounds sterling 9,700 in the aggregate;

 (c) lease, license, sell, transfer or encumber or permit to be encumbered any asset, intellectual property right or other property associated with the business of Sonix (including sales or transfers to Affiliates of Sonix), except for sales of inventory in the usual and ordinary course of business and except for cash applied in payment of Sonix's liabilities in the usual and ordinary course of its business;

 (d)    dispose of any of its assets, except
inventory in the ordinary course of business;

 (e) enter into any lease or contract for the purchase or sale of any property, real or personal except in the ordinary course of business;

 (f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

 (g) pay any bonus, increased salary, or special remuneration to any officer or employee, save to the extent that Sonix is contractually obliged to do so;

 (h)    change accounting methods;

 (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital, or redeem or otherwise acquire any of its capital stock;

 (j) amend or terminate any contract, agreement or license to which it is a party except in the ordinary course of business or as a result of a material breach on the part of the other party;

 (k) loan any amount to any person or entity, or guaranty or act as a surety for any obligation except in respect of advances or expenses in the ordinary course;

 (l) waive or release any right or claim, except in the ordinary course of business;

 (m) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock.

 (n) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

 (o) merge, consolidate or reorganize with any entity;

 (p)    amend its Memorandum of Association, or
Articles of Association

 (q)    make or change any election, change any
annual accounting period, adopt or change any accounting method, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment relating to Sonix, surrender any right to claim refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to Sonix, or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the tax liability of Sonix or Buyer;

 (r) do anything that would cause there to be material adverse changes in the Sonix Financial Statements or in Sonix financial position or prospects of Sonix including but not limited to cash distributions or material decreases in the net assets of Sonix, except as would occur in the ordinary course of Sonix's business, between the date of the Sonix Unaudited Financials and the Closing Date; or

 (s) enter into a planning agreement within the meaning of Section 21 of the Industry Act 1975 or into any other voluntary arrangement with a Minister of the Crown or governmental agency concerning the future development of Sonix.

 (t) agree to do any of the things described in the preceding Section 5.3(a) through (t).

 5.4    Access to Information.  Until the Closing, the
Sellers shall, so far as they are able as shareholders and, if relevant, directors of Sonix, procure that Sonix allows Buyer and its agents free access upon reasonable notice and during normal working hours to its files, books, records, and offices, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, and personal property and financial condition. Until the Closing, the Sellers shall, so far as they are able as shareholders and, if relevant, directors of Sonix, procure that Sonix causes its accountants to cooperate with Buyer and its agents in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants subject to the agreement between such accountants of the basis upon which such access will be given.

 6.     Preclosing Covenants of Buyer.

 6.1 Advice of Changes. Buyer will promptly advise Sonix in writing of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Buyer contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

 6.2 Reservation of Buyer Common Stock. Buyer shall reserve for issuance, out of its authorized but unissued capital stock, the maximum number of shares of Buyer Common Stock as may be issuable upon consummation of the Acquisition and shall do and procure that any third party shall do all such acts and things as are necessary in order to ensure that the Buyer is able to comply with its obligation to issue Buyer Common Stock in accordance with this Agreement.

 7.     Mutual Covenants.

 7.1 Confidentiality. Each party acknowledges that in the course of the performance of this Agreement, it may obtain the Confidential Information of the other party. The Receiving Party shall, at all times, both during the term of this Agreement and thereafter, keep in confidence and trust all of the Disclosing Party's Confidential Information received by it. The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as expressly permitted under the terms of this Agreement or by a separate written agreement between the parties hereto. The Receiving Party shall take all reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party's Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any person or entity other than its officers or employees (or outside legal or accounting advisors) who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into confidentiality agreements with such person's employer or who are subject to ethical restrictions on disclosure which protects the Confidential Information of the Disclosing Party. The Receiving Party shall immediately give notice to the Disclosing Party of any unauthorized use or disclosure of the Disclosing Party's Confidential Information. The Receiving Party agrees to assist the Disclosing Party to remedy such unauthorized use or disclosure of its Confidential Information. These obligations shall not apply to the extent that Confidential Information includes information which:

 (a) is already known to the Receiving Party at the time of disclosure, which knowledge the Receiving Party shall have the burden of proving;

 (b) is, or, through no act or failure to act of the Receiving Party, becomes publicly known;

 (c) is received by the Receiving Party from a third party without restriction on disclosure (although this exception shall not apply if such third party is itself violating a confidentially obligation by making such disclosure);

 (d)    is independently developed by the Receiving
Party without reference to the Confidential Information of the Disclosing Party, which independent development the Receiving
Party will have the burden of proving;

 (e)    is approved for release by written
authorization of the Disclosing Party; or

 (f) is required to be disclosed by a government agency to further the objectives of this Agreement or by a proper order of a court of competent jurisdiction; provided, however that the Receiving Party will use its best efforts to minimize such disclosure and will consult with and assist the Disclosing Party in obtaining a protective order prior to such disclosure.

 7.2 No Public Announcement. The parties shall make no public announcement concerning this Agreement, their discussions or any other memos, letters or agreements between the parties relating to the Acquisition until such time as they agree to the contents of a press release in the agreed form which they intend to publicly-release on March 22, 1995. A party, but only after reasonable consultation with the other, may make disclosure if required under applicable law or regulation.

 7.3 Other Negotiations. Between the date hereof and Closing, or such earlier date as this Agreement is terminated or rescinded in accordance with its terms (the "Expiration Date"), each Seller will not and will procure that Sonix will not (and will use its best efforts to assure that its and Sonix's officers, directors, employees, agents and affiliates do not) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than discussions with Buyer) regarding any acquisition of Sonix, purchase of the Seller's Sonix Stock, any merger or consolidation with or involving Sonix, or any acquisition of any material portion of the stock or assets of Sonix. Each Seller agrees, and will procure that Sonix agrees, that any such negotiations in progress as of the date hereof will be terminated or suspended during such period. In no event will Sonix or any Seller solicit or enter into an agreement concerning any such third party transaction. Each Seller, represents and warrants that it and Sonix has the legal right to terminate or suspend any such pending negotiations and agrees to indemnify Buyer, its representatives and agents from and against any claims by any party to such negotiations based upon or arising out of the discussion or any consummation of the Acquisition as contemplated by this Agreement. Buyer agrees that from the date hereof until the Expiration Date, it shall not initiate or continue any discussions with any corporation, partnership, person or other entity or group regarding any acquisition of, any merger or consolidation with, or involving any acquisition of any material portion of the stock or assets of any corporation, partnership, person or other entity or group the acquisition of which would be a substitute for the acquisition of Sonix.

7.4 Pooling Accounting. From the date hereof until the earlier of the Closing of the Acquisition or the termination or rescission in accordance with its terms of this Agreement, none of the Sellers will sell, transfer or otherwise dispose of, or reduce its interest in or risk relating to, any shares of Sonix
Stock owned by it. In addition, none of the Sellers will sell, transfer or otherwise dispose of, or reduce its interest in or risk relating to, any Buyer Common Stock issued to it pursuant to the Acquisition, or any other shares of Buyer capital stock, until after such time as Buyer has published (within the meaning of Accounting Series Release No.130, as amended, of the Securities and Exchange Commission) financial results covering at least 30 days of combined operations of Buyer and Sonix. The
Buyer undertakes to the Seller that it will so publish such financial results by no later than 30 June 1995 unless prevented from doing so by a force majeure event or circumstance outside the Buyer's control. Notwithstanding anything to the contrary contained herein, each Seller will be permitted to sell, transfer or otherwise dispose of, or reduce its interest in or risk relating to, beginning on the date of this Agreement and ending at such time after the Closing of the Acquisition as financial results covering at least (30) days of combined operations of Buyer and Sonix have been published or released as contemplated above, an amount of Sonix Stock or equivalent post-Acquisition Buyer Common Stock equal to the lesser of (i) 10% of the Sonix Stock or equivalent post-
Acquisition Buyer Common Stock owned by it and (ii) on an aggregated basis with all other shareholders of Sonix (the "Other Holders"), the equivalent of 1% of the total number of outstanding shares of Sonix Stock prior to the Acquisition (in each of case (i) and case (ii) as measured at the date of such sale or transfer); provided, however, that any such sale or transfer must be pre-approved in writing by all Other Holders.

7.5 Pooling Accounting. The Sellers undertake that they will not take any action prior to Closing and will, so far as they are able to exercise powers of control over Sonix as shareholders and, if relevant, directors prior to Closing, procure that Sonix will not prior to Closing take any action that would make the Sellers in breach of the Warranties set out in
Section 3.27 if such Warranties had been repeated as at and for the period up to Closing.

 7.6    Legends.

(a) Each certificate or instrument representing the shares of Buyer Common Stock issued in the Acquisition to a Regulation S Shareholder may be endorsed with legends in substantially the following form:

                "THE SECURITIES REPRESENTED BY THIS
CERTIFICATE HAVE BEEN ISSUED PURSUANT TO AND ARE SUBJECT TO APPLICABLE RESTRICTIONS OF REGULATION S UNDER THE SECURITIES ACT OF 1993, AS AMENDED (THE "ACT"), AND HAVE NOT BEEN REGISTERED UNDER THE ACT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED, EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT, OR (II) IN COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER SUCH
ACT.
THESE SECURITIES ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN SECTION ____ OF THAT ACQUISITION AND EXCHANGE AGREEMENT DATED MARCH ___, 1995 WHICH PROHIBITS TRANSFERS OF THESE SECURITIES PRIOR TO THE DATE OF PUBLICATION OF THE COMPANY'S FINANCIAL RESULTS FOR THE FISCAL YEAR ENDED MAY 31, 1995."

(b) Each certificate or instrument representing the shares of Buyer Common Stock issued in the Acquisition to U.S. residents may be endorsed with legends in substantially the following form:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR
HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION
STATEMENT
UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN

COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE
COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE

SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH SALE, TRANSFER, ASSIGNMENT OR
HYPOTHECATION
IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT. THESE SECURITIES ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN SECTION 9.3 OF THAT CERTAIN ACQUISITION AND EXCHANGE AGREEMENT DATED MARCH 22, 1995 WHICH PROHIBITS TRANSFERS OF THESE SECURITIES PRIOR TO THE DATE OF PUBLICATION OF THE COMPANY'S FINANCIAL RESULTS FOR THE YEAR ENDED MAY 31, 1995."

(c) Buyer need not register a transfer of any such Buyer Common Stock issued in the Acquisition, and may also instruct its transfer agent to register the transfer of the Offered Shares, unless the conditions specified in the foregoing legends are satisfied to the extent applicable. Buyer shall use reasonable efforts to remove such legends upon request of a Seller following the expiration of all restrictions imposed on transfer of such Offered Shares under the Securities Act.

 7.7 Further Assurances. Prior to and following the Closing, each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party at that other party's cost to give effect to the transactions described herein and contemplated hereby.

 8.     Closing.

 8.1 Closing shall take place on the Closing Date when all (but not some only unless waived by the parties entitled thereto) of the events described in this Section 8 shall occur.

 8.2    At Closing, the Sellers shall deliver to the
Purchaser:

(a)     duly executed transfers of all of the Sonix
Stock in favour of the Buyer together with the relative share certificates;

(b)     the title deeds to the Property;

(c) all the statutory books of Sonix and its certificate of incorporation and common seal;

(d) the Escrow Agreement duly executed by the Sellers in the agreed form;

(e) certified copies of any powers of attorney under which any of the documents referred to in this Section 8.2 is executed or evidence satisfactory to the Buyer of the authority of any person signing on its behalf;

(f) letters of resignation in the agreed form from such of the directors of Sonix as may be notified to the Sellers, such resignations to take effect from close of the meeting of the board referred to in Section 8.3 below;

(g) a release duly executed as a deed, in the agreed form, releasing Sonix from any liability whatsoever
(whether actual or contingent) which may be owing to the Sellers
(other than the Optionholders) by Sonix at Closing;

(h) a release duly executed as a deed by the parties to the Subscription and Shareholders Agreement dated 12
June 1992, in the agreed form, releasing each of the parties thereto from any liability whatsoever (whether actual or contingent) which may be owing by either of them to any person under that agreement and terminating such agreement;

(i) opinions in the agreed form from Conyers Dill and Pearman, Shaw, Pittman, Potts and Trowbridge and Wilson,
Sonsini, Goodrich and Rosati;

(j) employment agreements in the agreed form duly executed by the persons listed in Schedule 3;

(k) Reg S representation letters in the agreed form duly executed by the Sellers listed in part II of Schedule
1, Mr. D.R.L. Jones, Dowty Group PLC and Schroder International Trust Company Limited (to the extent that it is a non-US Person

 8.3 At Closing, the Buyer and the Seller (so far as they are respectively able) shall cause the directors to hold a meeting of the board of Sonix at which the directors shall pass resolutions in the approved terms (inter alia) to :-

 (a) approve the registration of the Buyer as a member of Sonix subject only to the production of duly stamped and completed transfers in respect of the Sonix Stock;

(b)     appoint such persons as the Buyer may
nominate as directors of Sonix;

(c) if required by five Business Days' prior written notice to the Sellers' Solicitors, revoke all authorities to the bankers of Sonix relating to bank accounts and to give authority to such persons as the Buyer may nominate to operate the same.

 8.4    At Closing, Buyer shall

(a) deliver to the Sellers the Escrow Agreement duly executed by Buyer in the agreed form;

(b)     allot and issue to the Sellers the
Acquisition Consideration free from any claims, liens or encumbrances (save for those expressly provided for in this Agreement);

(c)     take such action as is required by the Escrow
Agreement;

(d)     deliver to the Sellers certificates
representing the balance of the Acquisition Consideration;

(e) deliver to the persons entitled thereto such amount of cash as is payable pursuant to Section 2.3.

(f) procure that Sonix redeems the Loan Stock and pays all interest accrued thereon to the holders thereof up to and including the date of Closing;

(g) pay by company cheque or wire transfer the fees and expenses set out in the letter in the agreed form;

(h) pay $1,000 to Mr. D.R.L. Jones as reimbursement of fees or expenses incurred not solely and directly related to the Acquisition for investment or estate planning advice or for legal, accounting or investment advice or counsel pertaining to participation, or action with respect, to the Acquisition as an individual shareholder;

(i)     deliver to the Sellers' Solicitors the
opinion in the agreed form of Gay Carey Ware & Freidenrich.

8.5 At Closing, Mr. D.R.L. Jones shall deliver to the Buyer copies of an invoice or invoices in respect of fees or expenses of an aggregate ammont of $1.00 or its sterling equivalent in respect of advice referred to Section 8.4(h);

8.6 Without prejudice to any other rights which any of the Sellers may have, if the Closing does not occur on or before 1 May 1995 as a result of Buyer failing to comply with any of its obligations under Section 8.4 and, at the discretion of the Sellers, Closing occurs at any date thereafter, Buyer undertakes to the Sellers promptly to publish (within the meaning of Accounting Series Release No. 130, as amended of the Securities and Exchange Commission) financial results covering at least 30 days of combined operations of Buyer and Sonix, such period to end at the end of a calendar month, as soon as possible after Closing provided that the obligation of Buyer under this Section shall not apply if Buyer's failure to comply with its obligations under Section 8.4 is for a reason outside the control of Buyer and which did not arise as a result of any act or omission of Buyer.

 8.7 Without prejudice to any other remedies available to any party, if in any respect the provisions of Section 8.2, 8.3 or 8.5 are not complied with by any of the Sellers at Closing, the Buyer may or, if in any respect the provisions of Section 8.4 are not complied with by Buyer at Closing, the Sellers may:

(a) defer Closing to a date not more than 28 days after the Closing Date (and so that the provisions of this Section 8.7 shall apply to Closing as so deferred); or

(b)     proceed to Closing so far as practicable
(without prejudice to its rights under this Agreement); or

(c) without liability of any kind, rescind this Agreement by written notice to the other party whereupon this Agreement shall terminate and, save in respect of any antecedent breaches of this Agreement, no party shall be under any continuing liability to any other under this Agreement.

8.8 In the event that the Buyer fails to comply with its obligations under this Section 8, then (without prejudice to the rights of the Sellers under Section 2.7) the Buyer agrees to indemnify each of the Sellers (for themselves and as trustee for Sonix) for and against all third party costs and expenses incurred by each of the Sellers or Sonix in connection with the negotiation and execution of this Agreement. Buyer further undertakes that, in such event, at the request of the Sellers and at its cost, it shall take all actions and provide such assistance as the Sellers may require to be taken or provided to reverse any actions which Buyer or its directors, officers or nominees shall have taken after the date of this Agreement in respect of Sonix in exercise of its rights hereunder including, without limitation, procuring the resignation of any directors of Sonix nominated by Buyer. In the event that the Buyer fails to comply with its obligations under this Section 8 due to a reason within its control, then (without prejudice to the rights of the Sellers under Section 2.7) the Buyer agrees to indemnify each of the Sellers (for themselves and as trustee for Sonix) for and against claims, losses, liabilities, costs or expenses incurred by each of the Sellers or Sonix to which they would not have been subject or which they would not have incurred (i) had the breach not occurred provided, however, that (but without prejudice to any other rights or remedies available against the Buyer whether in equity or at law) (a) Buyer shall not be obliged to indemnify the Sellers in respect of any consequential loss of profit which may be suffered by the Sellers as a result of Buyer failing to comply with its obligations under this Section 8, (b) the Sellers and Sonix shall have an obligation to take reasonable steps to mitigate any such claims, losses, liabilities, costs or expenses and (c) the aggregate maximum liability of Buyer to the Sellers and Sonix under this Section 8.8 shall be an amount equal to the Aggregate Purchase Price. For the avoidance of doubt, but without prejudice to any other rights or remedies available against the Buyer, whether in equity or at law, in the event that the Buyer fails to comply with its obligations under this Section
8 due to a reason outside its control, Buyer shall not have any obligation to indemnify the Sellers or Sonix in respect of any claims, losses, liabilities, costs or expenses incurred in connection therewith.

9.      Registration of Acquisition Consideration.

 9.1 Registrable Shares. "Registrable Shares" shall mean the shares of Acquisition Consideration, but excluding (i) shares of Acquisition Consideration that have been issued to Sellers pursuant to or in reliance on Regulation S of the Securities Act and (ii) shares of Acquisition Consideration that have been sold or otherwise transferred by the initial holders; provided however, that a distribution of shares of Acquisition Consideration, without additional consideration, to underlying beneficial owners (such as the general and limited partners, shareholders or trust beneficiaries of a Seller) shall not be deemed such a sale or transfer for purposes of this subclause
(ii) and such underlying beneficial owners shall be entitled to the same rights under this Section 9 as the Seller from which Registrable Shares were received.

1

 9.2 Required Registration. Buyer shall use its best efforts to prepare and file with the Commission a registration statement on Form S-3 (or such other appropriate form) with respect to the Registrable Shares (the "Registration Statement") and to effect all such registrations, qualifications and compliances (including, without limitation, obtaining appropriate qualifications under applicable state securities or "blue sky" laws and compliance with any other applicable governmental requirements or regulations) as any selling Holder may reasonably request and that would permit or facilitate the sale of Registrable Shares (provided however that Buyer shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such state or jurisdiction), in each case so that such registration statement and all other such registrations, qualifications and compliances may become effective as soon as practicable after the Buyer publishes its financial results for the year ended May 31, 1995 and reflecting at least thirty days of combined operations of Buyer and Sonix (the "Pooling Release Date").

 9.3    Effectiveness; Trading Windows.

 (a) Buyer will use best efforts to maintain the effectiveness of the Registration Statement and other applicable registrations, qualifications and compliances for up to two (2) years from the Closing Date (the "Registration Effective Period"), and from time to time will amend or supplement the Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act, the Exchange Act and any applicable state securities statute or regulation, subject to the following limitations and qualifications.

 (b)    Following the Pooling Release Date, and
commencing upon such date as the Registration Statement is first declared effective, the holders will be permitted (subject to the Suspension Right) to offer and sell Registrable shares in the manner described in the Registration Statement for the period ending on August 16, 1995 (the "Initial Window").

 (c) After the Initial Window and throughout the remainder of the Registration Effective Period, the Holders shall suspend all open market offers and sales of Registrable Shares during each period (i) starting from the date fourteen (14) calendar days prior to the end of a Buyer fiscal quarter (which end on August 31, November 30, February 28/29 and May 31 and (ii) ending on the date of the filing with the SEC of the Buyer's periodic report on Form 10-K or Form 10-Q pertaining to and reporting results for such quarter or year end. At other times during the Registration Effective Period ("Window Periods"), Holders will be permitted (subject to the Suspension Right) to offer and sell Registrable
Shares in the manner described in the Registration Statement provided that (A) the Registration Statement remains effective and has not been suspended and (B) the holder follows the trading clearance procedure set forth below.

 (d)    Notwithstanding any other provision of this
Section 9, the Buyer shall have the right at any time to require that all holders suspend further open market offers and sales of Registrable Shares whenever, and for so long as, in the reasonable judgement of Buyer there is or may be in existence material undisclosed information or events with respect to Buyer (the "Suspension Right"). In the event Buyer exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not detrimental to the Buyer and its shareholders or until such time as the information or event is no longer material, each as determined in good faith by Buyer.

9.4     Trading Clearance Procedure. During any Window
Period, a holder proposing to offer or sell Registrable Shares pursuant to the Registration Statement shall contact Buyer by fax
(408) 764-6434), addressed to the attention of General Counsel, at least two (2) business days prior to the date proposed for offering Registrable Shares by such holder. Buyer shall reply to such holder by fax within two (2) business days following receipt of the inquiry fax, and in the reply will either confirm that the Window Period remains open or notify the holder that trading is suspended (and indicating, if practicable, the expected date when such suspension will end). If the reply confirms an open Window Period, then the holder is permitted to offer and sell Registrable Shares during the next five business days. Any Registrable Shares to be sold by such holder thereafter will again require clearance in accordance with this section. Notwithstanding the foregoing, during the Initial Window, holders are not required to contact Buyer or to request clearance of their proposed sales of Registrable Shares.

9.5     Administration. Prior to the Pooling Release Date,
Buyer will provide to each Seller who receives Registrable Shares an information sheet summarizing the registration rights set forth herein, outlining the anticipated time frame of the Initial Window and the subsequent Window Periods, and providing forms for use in requesting clearance of trades in accordance with Section
9.4. In the event that a Seller who receives Registrable Shares proposes to distribute such shares to underlying beneficial owners thereof, such Seller will so notify Buyer a reasonable number of days in advance and deliver to Buyer such lists of the distributees, their holdings, telecopy numbers and contact persons, as Buyer may reasonably request, and will otherwise cooperate with Buyer to permit Buyer to administer requests for trading clearance and to contact holders of Registrable Shares when necessary to exercise the Suspension Right.

 9.6 Expenses. The costs and expenses to be borne by Buyer for purposes of this Section 9 shall include, without limitation, printing expenses (including a reasonable number of prospectuses for circulation by the selling shareholders), legal fees and disbursements of counsel for Buyer, "blue sky" expenses, accounting fees and filing fees, but shall not include underwriting commissions or similar charges, legal fees and disbursements of counsel for the selling shareholders.

 9.7    Indemnification.

 (a) To the fullest extent permitted by law, Buyer will indemnify and hold harmless each selling Holder, each underwriter of Buyer Common Stock being sold by such Holders pursuant to this Section 9 and each person, if any, who controls any such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against all actions, claims, losses, damages, liabilities and expenses to which they or any of them become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise and, except as hereinafter provided, will promptly reimburse each such Holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact in any registration statement and any prospectus filed pursuant to Section or any post-effective amendment thereto or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or any violation by Buyer of any rule or regulation promulgated under the Securities Act or the Exchange Act applicable to Buyer and relating to action or inaction required of Buyer in connection with such registration; provided, however, that Buyer shall not be liable to any such Holder, underwriter or controlling person in respect of any claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement, or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to Buyer by such Holder or underwriter specifically for use in connection with such registration statement and prospectus or post-effective amendment. To the fullest extent permitted by law, each selling Holder of Registrable Shares registered in accordance with Section will indemnify Buyer, each person, if any, who controls Buyer within the meaning of the Securities Act or the Exchange Act, each director of Buyer and each officer of Buyer who signs the registration statement and each underwriter of Buyer Common Stock against any actions, claims, losses, damages, liabilities and expenses to which they or any of them may become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will promptly reimburse Buyer and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to Buyer by such Holder or underwriter specifically for use in connection with such registration statement, prospectus or post-effective amendment; provided however, that the obligations of each such selling Holder hereunder shall be limited to an amount equal to the proceeds to such Holder from the sale of such Holder's Registrable Shares as contemplated herein.

 (b) Each person entitled to indemnification under this section 9.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party has reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such a claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

 (c)    To the extent that the indemnification
provided for in this Section 9.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

 10.    Termination of Agreement.

 10.1 Termination. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of each of the parties hereto.

 10.2 Certain Effects of Termination. In the event of the termination of this Agreement each party, if so requested by the other party, will (i) return promptly every document (other than documents publicly available) furnished to it by the other party (or any subsidiary, division, associate or affiliate of such other party) in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof which may have been made, and will cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made, or (ii) destroy such documents and cause its representatives and such other representatives to destroy such documents, and such party shall deliver a certificate executed by its president or vice president stating to such effect.

 11. Agreement to Indemnify. Subject to the limitations set forth in Schedule 2, each of the Sellers will indemnify and hold harmless Buyer from and against (i) any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses arising out of any breach of the Warranties contained in Sections 3.4 (f) and 3.5 and Exhibit C provided that in respect of any breach of the warranty contained in Section 3.4(f) the indemnity under this Section 11 shall be limited to the amount by which there is a shortfall in the net assets of Sonix as at 31 March 1995 below the net assets as set out in the Sonix Unaudited Financial Statements and (b) all reasonable costs which Buyer may properly incur (whether before or after the commencement of an action) in connection with the settlement of any claim in respect of a breach of any of the Warranties, legal proceedings against the Sellers in respect of such a claim in which judgment is given for Buyer or the enforcement of any such judgment.

 12.    Restriction of certain Sellers.

 12.1 Each of the Sellers referred to in Section 12.4(d) hereby agrees that he shall not (without the prior consent in writing of Buyer) for the Specified Period following the date of this Agreement within the UK and whether on his own account or in conjunction with or on behalf of any other person, firm, company or other organisation, and whether as an employee, director, principal, agent, consultant or in any other capacity whatsoever in competition with Sonix be directly or indirectly employed or engaged in or perform services in respect of or be concerned with:

 (a) the research into, development, manufacture, supply or marketing of any product which is of the same or similar type to any product researched, or developed, or manufactured, or supplied, or marketed by Sonix during the twelve months immediately preceding the date of this Agreement;

(b)     the development or provision of any services
(including but not limited to technical and product support, or consultancy or customer services) which are of the same or similar type to any services provided by Sonix during the twelve months preceding the date of this Agreement;

                PROVIDED ALWAYS that the provisions of this
Section 12.1 shall apply only in respect of products or services with which the relevant Seller was either personally concerned or for which the relevant Seller was responsible whilst employed by Sonix during the twelve months immediately preceding the date of this Agreement.

12.2 Each of the Seller referred to in Section 12.4(d) hereby agrees that he will not for a period of 12 months immediately following the date of this Agreement, whether on his own behalf or in conjunction with any person, company, business entity or other organisation whatsoever directly or indirectly:

 (a)    solicit or assist in soliciting in
competition with Sonix, the custom or business of any Customer or Prospective Customer:

 (i)    with whom the relevant Seller has had
personal contact or dealings on behalf of Sonix during the 12 months immediately preceding the date of this Agreement;

 (ii)   with whom employees reporting to the
relevant Seller have had personal contact or dealings on behalf of Sonix during the 12 months immediately preceding the date of this Agreement;

 (iii)  for whom the relevant Seller was
directly or indirectly responsible during the 12 months immediately preceding the date of this Agreement;

 (b) accept, or facilitate the acceptance of, or deal with, in competition with Sonix the custom or business of any Customer or Prospective Customer within categories (i) to
(iii) above.

 12.3 Each of the Sellers referred to in Section 12.4(d) hereby agrees that he will not for a period of 12 months immediately following the date of this Agreement, either on his own account or in conjunction with or on behalf of any other person, company, business entity or other organisation whatsoever directly or indirectly:

 (a)    induce, solicit, entice or procure, any
person who is a Company Employee to leave such employment, where that person is:

 (i)    a Company Employee on the date of this
Agreement; or

 (ii)   had been a Company Employee in any part
of the three months immediately preceding the date of this Agreement;

 (b) accept into employment or otherwise engage or use the services or any person who:-

 (i)    is a Company Employee on the date of
this Agreement; or

 (ii)   had been a Company Employee in any part
of the three months immediately preceding the date of this Agreement.

 12.4 The following words and expressions referred to above shall have the meanings set out below:

 (a)    "Customer" shall mean any person, firm,
company or other organisation whatsoever to whom Sonix has supplied goods or services.

 (b) "Prospective Customer" shall mean any person, firm, company or other organisation whatsoever to whom Sonix has offered to supply goods or services, or to whom Sonix has provided details of the terms on which it would or might be willing to supply goods or services, or with whom Sonix has had any negotiations or discussions regarding the possible supply of goods or services.

 (c) "Company Employee" means any person who was employed by Sonix, and

 (i) with whom the Executive has had personal contact or dealings in performing his duties of employment; or

 (ii)   who reported to the relevant Seller; or

 (iii)  who had material contact with
customers or suppliers of Sonix in performing his or her duties of employment with Sonix or any Associated Company (as applicable); or

 (iv)   who was a member of the management team
of the Company or any Associated Company.

(d) "Specified Period" in relation to Mr. D.R.L. Jones shall be the period of 3 years, in relation to Messrs Butler, Cotterell, Cook, Summers and Hurdle shall be the period of 2 years and in relation to the following Sellers shall be the period of 2 years and in relation to the following Sellers shall be the period of 1 year:

     Ball           Gray      Read          Boyle
     Collins        D'Arcy    Favelle       Hollingum
     Hughes         Kidd      Long          Spruce
     David Webster  Bale      Philip Davies Hammond
     Marsden        Morse     Sue Murray    Lawes
     Winch          Maidment  Penny         Rose
     Kitchen        Fruen

12.5   While the restrictions contained in this Section
12 are considered by the parties to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical reasons and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of Sonix but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

 12.6 The restrictions contained in Section 12.1 shall be without prejudice to performance by and shall not limit the restrictions on those of the Sellers who are listed in Schedule 3 under the terms of agreements entered into pursuant hereto.

 13.    Miscellaneous.

 13.1   Governing Law.

 (a)    This Agreement is governed by English law.

 (b)    The courts of England have exclusive
jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively "Proceedings" and "Disputes") and, for these purposes, the Buyer irrevocably submits for the benefit of the Sellers, and the Sellers irrevocably submit for the benefit of the Buyer, to the jurisdiction of the courts of England.

 (c) The Buyer and the Sellers irrevocably waive any objection which they might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum.

(d) Proceeds by which any Proceedings are begun in England may be served on the Buyer by being delivered to Baker & McKenzie, marked for the attention of the Partner in charge of the Litigation Department/Service of Process (Ref: TEDG/AH/SJB), at 100 New Bridge Street, London EC4V 6JA and on the Sellers by being delivered to the persons and addresses set out below. Nothing contained in this paragraph (d) affects the right to serve process in another manner permitted by law.


To:                     Garsdon Mill
Mr. D.R.L. Jones        Malmesbury
and the Sellers         Wiltshire
listed in Part II       SN16 9NR
of Schedule 1
                        Attention:  Mr. D.R.L. Jones

To:                     Dowty Group PLC
Dowty Group PLC         50 Curzon Street
                        London
                        W1Y 7PN

Attention:  D.P. Lillycrop (Company Secretary)

Copy to:               TI Group plc
                       Lambourn Court
                       Abingdon
                       Oxon
                       OX14 1UH

                       Attention:  S.C. Clarke Esq.

To:                    Clifford Chance
Greylock Limited       200 Aldersgate
Partnership            London
                       EC1A 4JJ

                       Attention:  CAL/MRL/DPM

To:                    Schroder Venture Advisers
Schroder International 20 Southampton Street
Trust Company Limited  London
and Schroeder Venture  WC2E 7QG
Managers Inc.
Attention:  Dr. Barry Minton/Graeme Lythe

13.2 Binding upon Successors. Subject to, and unless otherwise provided in, this Agreement each and all of the covenants, terms, provisions and agreements contained herein shall be binding upon, and inure to the benefit of, the successors, executors and heirs of the parties. None of the parties may assign the benefit of any of its rights under this Agreement to any other person, save that Buyer shall be entitled to assign to any purchaser of more than 75 per cent of the Sonix Stock or of the whole or substantially the whole of Sonix's business the benefit of the covenants contained in Section 12.

 13.3 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

 13.4 Entire Agreement. This Agreement, the exhibits hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

13.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

13.6 Expenses. Except as provided to the contrary herein, each party shall pay all of its own costs and expenses incurred in connection with the Acquisition, including all legal and accounting fees and expenses, with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto whether or not the Acquisition is consummated.
In the event the Acquisition is consummated, all legal, accounting, investment banking, broker's and finder's fees incurred by Sonix and/or the Sellers in connection with the Acquisition shall be deemed to be expenses of the Shareholders, shall be borne by the Sellers and shall not become obligations of Sonix except as to the agreed amounts to be paid by Buyer in accordance with Section 8.4.

 13.7 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

 13.8   Survival of Agreements.  All covenants,
agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the parties hereto.

 13.9 No Waiver. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

13.10   Notices.  Any notice provided for or
permitted under this Agreement will be treated as having been given when (a) delivered personally, (b) sent by confirmed telex or telecopy, (c) sent by commercial overnight courier with written verification of receipt, or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 13.10.

     To:   Mr. D.R.L. Jones
           and the Sellers listed
           in Part II of Schedule 1
           Gardson Mill
           Malmesbury
           Wiltshire
           SN16 9NR

           Attention:  Mr. D.R.L. Jones



     To:   Dowty Group PLC
           50 Curzon Street
           London
           W1Y 7PN

           Attention:  D.P. Lillycrop (Company Secretary)

     Copy to:
           TI Group plc
           Lambourn Court
           Abingdon
           Oxon
           OX14 1UH

           Attention:  S.C. Clarke Esq.

     To:   Greylock Limited Partnership
           1 Federal Street
           Boston
           Massachusetts
           USA
           02110

           Attention:  Roger Evans/Mary Murphy

     To:   Schroder International Trust Company Limited
           (as trustee of Schroder UK Venture Fund III Trust) and Schroder Venture Managers Inc.
           (as general partner of Schroder UK Venture Fund III
           LP1 and LP2)
           PO Box HM 1368
           22 Church Street
           Hamilton HMFX
           Bermuda

           Attention:  Michel Drew/Peter Everson

     Copy to:
           Schroder Venture Advisers
           20 Southampton Street
           WC2E 7QG

           Attention:  Dr. Barry Minton/Graeme Lythe

     Buyer:  3Com Corporation
           5400 Bayfront Plaza M/S 1410
           Santa Clara
           California  95052-8145
           Fax (408 764 6434)
           Attention:  Mark D Michael

With copy to:   Gray Cary Ware & Freidenrich
           400 Hamilton Avenue
           Palo Alto, CA 94301

           Attention:  J. Howard Clowes

Such notice will be treated as having been received upon actual receipt.

13.11   Time.  Time is of the essence of this
Agreement.

 13.12 Construction of Agreement. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

 13.13  No Joint Venture.  Nothing contained in this
Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section 13.13.

 13.14 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

13.15   Absence of Third Party Beneficiary Rights.
No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

3COM CORPORATION

/s/ Mark D. Michael

By: Mark D Michael

Title: Vice President, General Counsel & Secretary


     COUNTERPART SIGNATURE PAGE TO
     ACQUISITION AND EXCHANGE AGREEMENT
     DATED                             , 1995

     The foregoing Acquisition and Exchange Agreement is hereby agreed to and accepted.

SCHRODER INTERNATIONAL TRUST
COMPANY LIMITED AS TRUSTEE OF
SCHRODER UK VENTURE FUND III TRUST


Peter Everson
Printed Name


/s/ Peter Everson
(Signature)





























COUNTERPART SIGNATURE PAGE TO
     ACQUISITION AND EXCHANGE AGREEMENT
     DATED                             , 1995

     The foregoing Acquisition and Exchange Agreement is hereby agreed to and accepted.


D.R.L. JONES


/s/ D.R.L Jones
D.R.L. JONES
as attorney for
each of the persons
listed in Part II of
Schedule 1.

























COUNTERPART SIGNATURE PAGE TO
     ACQUISITION AND EXCHANGE AGREEMENT
     DATED                             , 1995

      The foregoing Acquisition and Exchange Agreement is hereby agreed to and accepted.


SCHRODER VENTURE MANAGERS INC.
AS GENERAL PARTNER OF SCHRODER
UK VENTURE FUND III LP1


Peter Everson
Printed Name


/s/ Peter Everson
(Signature)



SCHRODER VENTURE MANAGERS INC.
AS GENERAL PARTNER OF SCHRODER
UK VENTURE FUND III LP2


Peter Everson
Printed Name


/s/ Peter Everson
(Signature)



























COUNTERPART SIGNATURE PAGE TO
     ACQUISITION AND EXCHANGE AGREEMENT
     DATED                             , 1995

      The foregoing Acquisition and Exchange Agreement is hereby agreed to and accepted.

GREYLOCK LIMITED PARTNERSHIP


Roger L. Evans
Printed Name


/s/ Roger L. Evans
(Signature)




























     COUNTERPART SIGNATURE PAGE TO
     ACQUISITION AND EXCHANGE AGREEMENT
     DATED                             , 1995

      The foregoing Acquisition and Exchange Agreement is hereby agreed to and accepted.

DOWTY GROUP PLC


A.J. Sumner
Printed Name


/s/ A.J. Sumner
(Signature)




























LIST OF EXHIBITS AND SCHEDULES:



SCHEDULE 1:     LIST OF SHAREHOLDERS

SCHEDULE 2:     LIMITATION OF LIABILITY

SCHEDULE 3:     LIST OF EMPLOYEES ENTERING INTO AMENDED
                EMPLOYMENT AGREEMENTS



EXHIBIT A:              PRIOR FINANCIAL STATEMENTS

 EXHIBIT B:             ESCROW AGREEMENT

 EXHIBIT C:             TAX WARRANTIES

EXHIBIT D:              PROPERTY WARRANTIES





     SCHEDULE 1

     LIST OF SHAREHOLDERS






                           (a)           (b)           (c)           (d)            (e)
Name of                Sonix Stock   Sonix Stock   Capacity in   Buyer Common   Cash in lieu
Seller                 held at       to be sold    which Sonix   Stock to be    fractional
                       Today's date  at Closing    Stock sold      issued       entitlements

Part I
Schroder International  64,884 "B"    64,884  "B"    Trustee       130,663      3.38
Trust Company Limited
trustee of Schroder
Venture Fund III Trust
(Bermuda)

Schroder Venture        63,409 "B"    63,409  "B"    Custodian     127,692     26.89
Managers Inc.
general partner of
Schroder UK Venture
Fund III LP1
(United States)

Schroder Venture        31,707 "B"    31,707  "B"    Custodian      63,581     14.69
Managers Inc.
general partner of
Schroder UK Venture
Fund III LP2
(United States)

Greylock Limited       80,000 "B"     80,000  "B"    Custodian     161,103     22.48
partnership
(United States)

Dowty Group PLC        60,000 "C"     60,000  "C"    LBO            12,827     25.88
(United Kingdom)

D.R.L. Jones          300,001 "A"    195,001  "A"    LBO           392,692      3.45
(United Kingdom)                     105,000  "A"    Trustee (1)



Part II

 (All United Kingdom)

Alison Rose                            1,000  "A"      BO          2,013       28.68

Andrew Bale                            1,000  "A"      BO          2,013       28.68

Andrew Cotterell                      12,000  "A"      BO         24,165       19.60

Andrew Gray                            1,000  "A"      BO          2,013       28.68

Andrew Hurdle                         12,000  "A"      BO         24,165       19.60

Andrew Spruce                          1,000  "A"      BO          2,013       28.68

Christopher Watts                        500  "A"      BO          1,006       32.37

David Webster                            300  "A"      BO            604        5.00

James Bridgeman                          200  "A"      BO            402       27.38

Janet Abbot                            1,500  "A"      BO          3,020       24.99

David Collins                            500  "A"      BO          1,006       32.37

David Webster                          3,000  "A"      BO          6,041       31.92

Derek Long                             3,000  "A"      BO          6,041       31.92

Gary Marsden                           1,500  "A"      BO          3,020       24.99

Ian Redgate                              500  "A"      BO          1,006       32.37

Ian Surtees                              300  "A"      BO            604        5.00

James Bridgeman                          500  "A"      BO          1,006       32.37

James Fairman                            500  "A"      BO          1,006       32.37

John Butler                            9,000  "A"      BO         18,124        5.68

John Cook                              9,000  "A"      BO         18,124        5.68

John D'Arcy                              500  "A"      BO          1,006       32.37

John Hammond                           1,500  "A"      BO          3,020       24.99

Jonathan Summers                      12,000  "A"      BO         24,165       19.60

Julina Halliday                          500  "A"      BO          1,006       32.37

Kieran Skubala                           500  "A"      BO          1,006       32.37

Mark Boyle                             1,500  "A"      BO          3,020       24.99

Matthew Favelle                          500  "A"      BO          1,006       32.37

Michael Kidd                           3,000  "A"      BO          6,041       13.92

Michael Read                           1,500  "A"      BO          3,020       24.99

Michael Dow                              500  "A"      BO          1,006       32.37

Nadine Wilkins                           300  "A"      BO            604        5.00

Philip Davies                            300  "A"      BO            604        5.00

Nicholas Hughes                        3,000  "A"      BO          6,041       13.92

Nicholas Morse                         1,500  "A"      BO          3,020       24.99

Nigel George                             500  "A"      BO          1,006       32.37

Peter Easton                             200  "A"      BO            402       27.38

Philip Davies                          1,000  "A"      BO          2,013       28.68

Robert Winch                           4,000  "A"      BO          8,055        6.53

Robert Woodward                          300  "A"      BO            604        5.00

Rosemary Maidment                      1,500  "A"      BO          3,020       24.99

Sarah Raymond                            300  "A"      BO            604        5.00

Simon Fruen                              500  "A"      BO          1,006       32.37

Spencer Hollingum                      3,000  "A"      BO          6,041       13.92

Spencer Lawes                          1,000  "A"      BO          2,013       28.62

Stephen Ball                           1,500  "A"      BO          3,020       24.99

Stephen Kitchen                        1,000  "A"      BO          2,013       28.68

Stephen Portlock                         300  "A"      BO            604        5.00

Susan Murray                           1,000  "A"      BO          2,013       28.68

Therese Penny                          3,000  "A"      BO          6,041       13.92

William Phelps                           500  "A"      BO          1,006       32.37



Notes

LBO             =       Registered holder and beneficial owner
Trustee (1)     =       Registered holder holding as bare nominee in favour
                        of the persons
listed in part II
BO              =       Beneficial owner
Custodian       =       Custodian on behalf of the limited partners who hold
                        beneficially










     SCHEDULE 2

     LIMITATION OF LIABILITY


In this Schedule the following terms and expressions shall have the following meanings:

"Buyers Group Undertaking" means the Buyer, a subsidiary undertaking or parent undertaking for the time being of the Buyer or a subsidiary undertaking for the time being of a parent undertaking of the Buyer and includes, for the avoidance of doubt, Sonix;

"Deferred Relief" means a Relief (other than a right to repayment of Taxation) which is taken into account in:

(a) computing (and so reducing) a provision for deferred tax in the Sonix Financial Statements or in eliminating that provision; or

(b)     the Sonix Financial Statements as an asset;

"Event" means an event, act, transaction or omission, including, without limitation, a receipt or accrual of income or gains, distribution, failure to distribute, acquisition, disposal, transfer, payment, loan or advance;

"Relevant Claim" means a claim by the Buyer involving or relating
(i) to a breach of a Warranty (as defined in Section 3 of the Agreement) or (ii) to a claim for indemnification under Section
11; and

"Relief" means any loss, relief, allowance, exemption, set-off, deduction, right to repayment or credit or other relief of a similar nature granted by or available in relation to Taxation pursuant to any legislation or otherwise.



1.      The Sellers are not liable in respect of a Relevant
Claim unless the amount that would otherwise be recoverable from the Sellers (but for this paragraph 1) in respect of that Relevant Claim exceeds Pounds sterling 6,500.

2. The Sellers are not liable in respect of a Relevant Claim unless and until the amount that would otherwise be recoverable from the Sellers (but for this paragraph
2) in respect of that Relevant Claim, when aggregated with any other amount or amounts recoverable in respect of other Relevant Claims (excluding any amounts in respect of a Relevant Claim for which the Sellers have no liability because of paragraph 1), exceeds Pounds sterling 65,000 provided that, if such claims exceed Pounds sterling 65,000 the Sellers shall be liable in respect of the entire amount of such claims.

3.      A Seller's total liability in respect of all Relevant
Claims is limited to its or his respective entitlement to the Escrow Shares (as defined in Section 2.4(a) of this Agreement).

4. The Seller is not liable in respect of a Relevant Claim unless the Buyer has given the Representatives and the Escrow Agent (as those terms are defined in the Escrow
Agreement) written notice of the Relevant Claim (stating in reasonable detail the nature of the Relevant Claim and, if practicable, a reasonable estimate of the amount claimed) on or before the earlier of (i) to date of publication of Buyer's 10-K in respect of the current financial year and (ii) 31 August 1995.

5.      The Sellers shall not be liable in respect of a Relevant
Claim:

5.1. to the extent that the matter giving rise to the Relevant Claim would not have arisen but for:

5.1.1. an act after the date of this Agreement otherwise than in the ordinary course of business by or involving a Buyer's Group Undertaking or a director, employee or agent of a Buyer's Group Undertaking which it might reasonably have been foreseen would give rise to such Relevant Claim, other than acts carried out in pursuance of a legally binding arrangement entered into before the date of this Agreement.

5.1.2. the passing of, or a change in, after the date of this Agreement a law, rule, regulation, interpretation of the law or administrative practice of a government, governmental department, agency or regulatory body or an increase in the Taxation rates or an imposition of Taxation, in each case not actually or prospectively in force at the date of this Agreement;

5.2. to the extent that the matter giving rise to the Relevant Claim is an amount for which Sonix has recovered against a person other than a Seller whether under a provision of applicable law, insurance policy or otherwise howsoever;

 5.3. if a Buyer's Group Undertaking fails in a material respect to act in accordance with paragraph 7 in connection with the matter giving rise to the Relevant Claim;

 5.4. to the extent that the matter giving rise to the Relevant Claim was taken into account in computing the amount of an allowance, provision or reserve in the Sonix Financial Statements;

 5.5.to the extent that the matter giving rise to the Relevant Claim is a Taxation liability which arises in respect of income or profits arising since January 31, 1995;

 5.6.to the extent that the matter giving rise to the Relevant Claim would not have arisen but for:

 5.6.1. a claim, election, surrender or
disclaimer made, or notice or consent given for tax purposes after Closing (other than one the making, giving or doing of which was taken into account in computing a provision for Taxation in the Sonix
Financial Statements under, or in connection with, a provision of an enactment or regulation relating to Taxation by a Buyer's Group Undertaking); or

5.6.2. Sonix's failure or omission to make a claim, election, surrender or disclaimer, or give a notice, or consent, under, or in connection with, a provision of an enactment or regulation to Taxation after Closing, the anticipated making, giving or doing of which was both taken into account in computing the provision for Taxation in the Sonix Financial
Statements and drawn to the Buyer's attention in the Sonix Disclosure Schedule:

     provided in either case that the relevant Buyer's Group Undertaking ought reasonably to have foreseen that the making, or failure or omission to make (as the case may be) of such claim, election, surrender, or disclaimer, or the giving, or failure to give, such notice or consent or the other action or omission would give rise to a Relevant Claim.

6. The Buyer is not entitled to recover more than once in respect of any one matter giving rise to a Relevant
Claim.

 7. If a Buyer's Group Undertaking becomes aware of a matter which might give rise to a Relevant Claim:

 7.1. the Buyer shall as soon as is reasonably practicable give written notice to the Sellers of the matter and shall consult with the Sellers with respect to the matter;

 7.2. the Buyer shall, and shall ensure that each Buyer's Group Undertaking will, provide to the Sellers and their advisers reasonable access to premises and personnel and to relevant assets, documents and records within each Buyer's Group Undertaking's power or control for the purposes of investigating the matter and enabling the Sellers to take the action referred to in paragraph 7.4(a);

 7.3. the Sellers (at their cost) may take copies of the documents or records, and photograph the premises or assets, referred to in paragraph 7.2;

7.4.    the Buyer shall and shall ensure that each Buyer's Group
Undertaking will take any action and institute any proceedings, and give any information and assistance, as the Sellers may reasonably request to:

     (a) dispute, resist, appeal, compromise, defend, remedy or mitigate the matter; or

     (b) enforce against a person (other than the Sellers) a Buyer's Group Undertaking's rights in relation to the matter;

     and in each case on the basis that the Sellers shall fully indemnify the Buyer for all reasonable costs incurred as a result of a request or nomination by the Sellers.

7.5. the Buyer shall not, and shall not ensure that no Buyer's Group Undertaking will, admit liability in respect of, or compromise or settle, the matter without prior written consent of the Sellers (not to be unreasonably withheld or delayed).

8. In assessing any damages or other amounts recoverable for a Relevant Claim there shall be taken into account any corresponding savings by, or net benefit to, a Buyer's Group
Undertaking.



9.1 If the Sellers pay to a Buyer's Group Undertaking an amount in respect of a Relevant Claim and a Buyer's Group Undertaking subsequently recovers from another person an amount which is referable to the matter giving rise to the Relevant
Claim:

 9.1.1 if the amount paid by the Sellers in respect of the Relevant Claim is more than the Sum Recovered, the Buyer shall immediately pay to the Sellers an amount equal to the Sum Recovered in respect of the Relevant Claim.

 9.1.2 if the amount paid by the Sellers in respect of the Relevant Claim is less than or equal to the Sum
Recovered, the Buyer shall immediately pay to the Sellers an amount equal to the amount paid by the Sellers.

9.2 For the purposes of paragraph 9.1, "Sum Recovered" means an amount equal to the total of the amount recovered from the other person plus any repayment supplement in respect of the amount recovered from the person under Section 825 of the Income and Corporation Taxes Act 1988 plus any interest in respect of the amount recovered from the person less any Taxation computed by reference to the amount recovered from the person payable by a Buyer's Group Undertaking and less all reasonable costs incurred by a Buyer's Group Undertaking in recovering the amount from the person.



10. Nothing in this Schedule 2 restricts or limits the Buyer's general obligation at law to mitigate any loss or damage which it may incur in consequence of a matter giving rise to a Relevant Claim.

 11. The Buyer shall, and shall ensure that Sonix will, preserve all documents, records, correspondence, accounts and other information whatsoever which Buyer ought reasonably to think may be materially relevant to a matter which may give rise to a Relevant Claim.

 11.1.  Where:

 11.1.1. an amount of Taxation paid by Sonix has resulted in a Relief (the "Relevant Relief"); and

11.1.2. the Sellers have made a payment to the Buyer in respect of the Taxation in satisfaction of a Relevant Claim,

     the Buyer shall ensure that Sonix, so far as possible, uses the Relevant Relief before other Relief and pays to the Sellers an amount equal to the amount by which Sonix' Taxation liability is to be reduced as a result of the use of the Relevant Relief within five days before the date on which Sonix' liability to make a payment of Taxation is to be reduced as a result of the Relevant Relief.

11.2.   If and to the extent that:

 11.2.1. an expenditure by Sonix or provision or reserve for or on account of a matter, has been treated as deductible or allowable for Taxation purposes in the Sonix Financial
Statements; and

11.2.2. a Relevant Claim arises because the expenditure, provision or reserve, or a part of it, is not deductible or allowable in respect of the accounting period in which it was treated as deductible or allowable, but it is deductible or allowable in another accounting period, the value to Sonix of the deduction or allowance obtained in the relevant accounting period in respect of the expenditure, provision or reserve whether by way of reduced Taxation liability, an amount payable for group relief surrender or otherwise is to be treated as a "Benefit" for the purpose of paragraph 11.4.

11.3.   If and to the extent that:

 11.3.1.        any income, profit or gain of Sonix not
received by Sonix is found to be subject to Taxation;

 11.3.2.        the Taxation gives rise to a Relevant
Claim; and

11.3.3. Sonix subsequently receives the income, profit or gain and it is not subject to Taxation,

     the amount of tax which would otherwise have been payable in respect of the income, profit or gain is to be treated as a "Benefit" for the purposes of paragraph
11.4.

11.4. If the Seller has made a payment to the Buyer in satisfaction of a Relevant Claim of a type mentioned in paragraph
11.2 or 11.3, the Buyer shall pay the Seller an amount equal to any Benefit but not so as to exceed the corresponding payment made by the Seller to the Buyer in satisfaction of such Relevant Claim.

11.5. As soon as reasonably practicable following a written request from the Sellers, the Buyer shall ensure that Sonix' auditors certify the amount of any payment due to the Seller's under paragraph 11.4.


     SCHEDULE 3



     LIST OF EMPLOYEES ENTERING INTO AMENDED EMPLOYMENT
AGREEMENTS


  D.R.L. Jones        John Butler         Andrew Cotterell
  John Cook           Jonathan Summers    Andrew Hurdle
  Stephen Ball        Andrew Gray         Michael Read
  Mark Boyle          David Collins       John D'Arcy
  Matthew Favelle     Spencer Hollingum   Nicholas Hughes
  Michael Kidd        Derek Long          Andrew Spruce
  David Webster       Andrew Bale         Philip Davies
  John Hammond        Gary Marsden        Nicholas Morse
  Susan Murray        Spencer Lawes       Robert Winch
  Rosemary Maidment   Therese Penny       Alison Rose
  Stephen Kitchen     Simon Fruen



EXHIBIT C - Taxation Warranties



     Sellers hereby jointly and severally warrant and undertake to Buyer as follows:



1. The Sonix Financial Statements reserve or provide in full for all Taxation (as defined in Section 3.5) for which Sonix was liable at the date of Sonix Financial Statements whether or not Sonix has or may have any right or reimbursement against any other person and the Sonix Financial Statements reserve or provide in full for any contingent or deferred liability for Taxation.

2. Sonix has duly complied with its obligations in relation to pay as you earn and earnings-related contributions and its reporting obligations to the Inland Revenue in connection with any benefits provided to employees and directors of Sonix.

3. Sonix has sufficient records to calculate the liability to Taxation which would arise on any disposal or realization of any asset owned by Sonix at the date of Sonix
Financial Statements or acquired since that date but before the Closing.

4. Sonix has duly submitted all claims and disclaimers which have been assumed to have been made for the purposes of the Sonix Financial Statements.

5. Sonix is duly registered in accordance with the Value Added Tax Act 1983 ("VATA") and has made, given, obtained and kept, complete, correct and up-to-date records, invoices and other documents appropriate or required for the purposes thereof and is not in arrears with any payment or returns due thereunder and has not been required by H.M. Customs & Excise to give security under paragraph 5 of Schedule 7 VATA.

6. Sonix has never been a member of a group for the purposes of Section 29 VATA.

7. Sonix has not been in default in respect of any accounting period for the purposes of Section 19(l) Finance Act
1985.

8.      Full details of any claim for bad debt relief under
Section 22 VATA made by Sonix are set out or annexed to the Sonix
Disclosure Schedule Letter.

9. All value added tax payable upon the importation of goods and all customs or excise duties payable in respect of any assets (including trading stock) imported or owned by Sonix have been paid in full.

10. Sonix is not and does not expect to be involved in any dispute in relation to Taxation and neither the Inland
Revenue, Customs and Excise or other fiscal authority concerned has investigated or indicated that it intends to investigate
Sonix.

11. In the Sonix Financial Statements the value attributed to each asset of Sonix at the date of Sonix Financial Statements is such that on any disposal of any asset for a consideration equal to such value (and disregarding any statutory right to claim any allowance or relief): (i) no liability to Taxation will arise; and (ii) no balancing charge will be made on Sonix.

12. No liability to Taxation will arise on the disposal by Sonix of any asset acquired since the date of Sonix
Financial Statements but prior to the Closing for a consideration equal to the consideration actually given for the acquisition.

13.     Since the date of Sonix Financial Statements
Sonix has not entered into or been a party to any transaction, otherwise than in the ordinary course of business, which will or may give rise to a liability to Taxation, and no accounting period of Sonix has terminated.

14. Sonix will not incur any liability to Taxation under Section 347 Income and Corporation Taxes Act 1988 ("Taxes
Act"), Section 132 Finance Act 1988 or Section 134 Finance Act
1989.

15. Full details of all assets currently owned by Sonix on or after the date of Sonix Financial Statements in respect of which a charge to Taxation might arise under Section
278 Taxes Act 1970 have been disclosed in writing to the Buyer.

16.     Full particulars of each claim under Sections
115 to 117 CGTA made prior to the date hereof which affects any asset owned by Sonix on or after the date of Sonix Financial
Statements have been disclosed in writing to the Buyer.

17. Sonix has not made any repayment of share capital to which Section 210 Taxes Act applies or issued any share capital as paid up otherwise than by the receipt of new consideration within the meaning of Part IV Taxes Act.

18. Sonix is not liable to make any payment of interest or any annual payment for which no relief will be received by reason of Section 125 Taxes Act or Section 787 Taxes
Act or by reason of it being a distribution.

19. Sonix has made all deductions in respect, or on account, of any Taxation from any payments which it is required or entitled to make and has accounted in full to the appropriate authority for all amounts so deducted in accordance with statutory requirements.

20. Sonix has never been resident outside the UK, nor has it ever carried on any trade, business or other activities outside the UK.

21. Sonix has not without prior consent caused, permitted or entered into any of the transactions specified in
Section 765 Taxes Act.

22. Sonix has not in the six years preceding the Closing been a party to any transaction in respect of which Sonix would be liable to Taxation under the provisions of Part XVII
Taxes Act or as a result of the principle in Furniss v. Dawson 55
TC 324.

23. Sonix does not hold any shares as trading stock.

24.     Except as provided in the Sonix Financial
Statements, no event, transaction, act or omission has occurred which would result in Sonix becoming liable to pay or to bear any Taxation which is primarily or directly chargeable against or attributable to any person, firm or company other than Sonix.

25. The Disclosure Letter sets out full details of all claims for group relief under Chapter IV of Part X Taxes Act and full details of all claims for the surrender of advance corporation tax under Section 240 Taxes Act for the six years preceding the date of Sonix Financial Statements and Sonix is not liable to make any payment for any group relief or advance corporation tax surrendered to it.

26.     Group income elections under Section 247 Taxes
Act have been made and remain in force.

27.     Sonix has never been a close company.

28.     There is no unsatisfied liability to
inheritance tax attached or attributable to the assets of Sonix or the shares of Sonix and neither the assets nor the shares are subject to an Inland Revenue charge as mentioned in Section 237
IHTA.

29. No person has the power under Section 212 IHTA to raise any inheritance tax by sale or mortgage of or by a terminable charge on any of Sonix's assets.

30. Sonix does not have any outstanding liability to pay development land tax by instalments.

31. All documents which are requested to be stamped and are in the possession of Sonix or by virtue of which Sonix has any right have been duly stamped.

32. Sonix has not incurred a liability to stamp duly reserve tax since the date of Sonix Financial Statements.

33. Sonix has not entered into any transaction in respect of which any clearance or consent was required in circumstances where such consent or clearance was not first properly obtained, all material facts, circumstances and information first having been supplied to the relevant tax or other authority. Any transaction for which such consent or clearance was obtained has been carried out in strict accordance with the terms of such consent or clearance.

34. There has been no change in the ownership of Sonix nor any major change in the nature or conduct of any trade or business carried on by Sonix.

35. No payment or series of payments has been made nor expense or series of expenses claimed in computing the profits of Sonix which will not be deductible for the purposes of computing the corporation tax liability of Sonix.

36.     Sonix has no pre-entry loss as defined in
Schedule 7A to the TCGA, nor would the amount of any allowable loss which might accrue to Sonix be liable to be reduced or eliminated nor the amount of chargeable gain be liable to be created or increased by virtue of any depreciatory transaction or reduction in value of that or any related asset for the purposes of corporation tax on chargeable gains.

37. Sonix has received no notice of the making of any direction of a direction under Section 747 Taxes Act and no circumstances exist which would entitle the Inland Revenue to make such a direction.


     EXHIBIT D - Property Warranties





     Sonix and Sellers hereby jointly and severally warrant that, other than as disclosed to the Buyer:



1       Sonix has a good and marketable title to all
leasehold property (the "Property") for the estate or interest set out in Sonix Disclosure Schedule free from all options, liens, charges, mortgages, disputes, encumbrances, tenancies (including tenancies protected by statute or otherwise), adverse rights, informal adverse arrangements and overriding interests as defined by Section 70(l) (as amended) of the Land Registration Action 1925.

2       The Property comprises all the land and buildings
owned, leased or occupied by Sonix since the date of its incorporation and its has and will at the Closing have exclusive, undisputed and unrestricted possession of the Property.

3       Sonix has complied in any material respect with all
covenants and obligations including statutory obligations relating to the Property.

4       All development of the Property for the purposes of
the business of Sonix has been and is in accordance with unconditional and valid consents unlimited in time under the Planning Acts, the current use of the Property is the permitted use under the Planning Acts and accords with any zoning stipulations or requirements, does not contravene any laws or regulations, and all necessary consents including planning consents, industrial development certificates, office development permits and Building Regulations and bye-law approvals have been obtained and are in force and not such consents, permits or use of the Property in the event of its demolition or destruction.

5       All necessary consents, including planning consents,
industrial development certificates, office development permits and Building Regulations and bye-law approvals have been obtained and are in force for any proposed development or use of all or any part of the Property required for the purpose of the business of Sonix or in respect of which Sonix has incurred any expense or entered into any commitment.

6       The Property is not affected by any resolutions,
directions or proposals for any demolition, clearance, closing, road building or widening or compulsory acquisition, nor is it subject to any outstanding fiscal claim, liability or contingent liability.

7       The Property is not, save as disclosed in the leases,
subject to any restriction against charging, letting, underletting or assignment.

8       There are no subsisting material entries registered
against the Property or Sonix or under the relevant title numbers at H.M. Land Registry, H.M. Land Charges Registry or at the Local Land Charges Registry or elsewhere affecting the Property or Sonix.

9       There are no notices, charges, restrictions, or
requirements of or agreements with any local, planning or other authority or covenants (restrictive or otherwise) exceptions, restrictions or reservations detrimentally affecting the Property or adversely affecting its value or any existing or proposed use of the Property and there are no circumstances known or which would on reasonable enquiry be known to Sonix, its officers, or the Sellers, which are likely to result in any such notice, charge, restriction or requirement being given or made.

10      Sonix has not granted any option or right over the
Property or dispose of, lease, charge, or part with possession of the Property or any part thereof nor will it agree to do so.

11      There are adequate facilities and all necessary
consents for the supply of water, power and all necessary or usual services to the Property and the discharge of effluent therefrom and the Property has the benefit of all easements or wayleaves necessary for the Property and the existing and any proposed use of the Property.

12      The Property is not subject to any outgoings other
than rent, service charges and the usual general and water rates.

13      The roadways abutting the Property are maintained at
the public expense.

14      Sonix has not made any application for any planning
consents.

15      The existing use of the Property is not dependent on
any event which would require Sonix to make any such application as is mentioned in the preceding paragraph thereof.

16      There is no indication, formal or otherwise, which
has been communicated to Sonix that any Local Authority or other governmental authority or agency intends to acquire the Property.

17      The Replies to property and environmental enquiries
raised by Baker & McKenzie on behalf of the Buyer are true and accurate in all material respects.